EXHIBIT 4.1
[EXECUTION VERSION]

INDENTURE

Dated as of February 24, 2012

Between

PSS WORLD MEDICAL, INC.,

and

U.S. BANK NATIONAL ASSOCIATION, Trustee

____________

$250,000,000

6.375% Senior Notes due 2022

CROSS-REFERENCE TABLE

Trust Indenture Act Section	Indenture Section
Section 310(a)(1)	7.10
(a)(2)	N.A.
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.10; 13.02
Section 311(a)	7.11
(b)	7.11
Section 312(a)	N.A.
(b)	13.03
(c)	13.03
Section 313(a)	7.06
(b)(1)	N.A.
(b)(2)	7.06
(c)	7.06; 13.02
(d)	7.06
Section 314(a)	13.02
(b)	N.A.
(c)(1)	13.04
(c)(2)	13.04
(c)(3)	13.04
(d)	N.A.
(e)	13.05
(f)	N.A.
Section 315(a)	7.01
(b)	7.05; 13.02
(c)	7.01(a)
(d)	7.01(c)
(e)	6.11
Section 316(a)(last sentence)	2.09
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.06, 6.07
(c)	10.04
Section 317(a)(1)	6.08
(a)(2)	6.09
(b)	2.04
Section 318(a)	13.01

N.A. means Not Applicable.
NOTE:	This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture.

i

Exhibit A	–	Form of Security	A-1
Exhibit B	–	Form of Certificate of Transfer	B-1
Exhibit C	–	Form of Certificate of Exchange	C-1
Exhibit D	–	Form of Certificate from Acquiring Institutional Accredited Investor	D-1

NOTE:	This Table of Contents shall not, for any purpose, be deemed to be part of this Indenture.

INDENTURE dated as of February 24, 2012, between PSS World Medical, Inc., a Florida corporation (the “Company”), the initial Guarantors (as defined below) listed on the signature pages hereto and U.S. Bank National Association, a national banking association, as trustee (the “Trustee”).

The Company, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined below) of (a) the $250,000,000 aggregate principal amount of the Company’s 6.375% Senior Notes due 2022 (the “Initial Securities”), (b) any Additional Securities (as defined below) that may be issued after the date hereof and (c) if and when issued pursuant to the Registration Rights Agreement (as defined below), the Company’s Exchange Securities (as defined below) issued in the Registered Exchange Offer (as defined below) in exchange for any outstanding Initial Securities (all such securities in clauses (a), (b) and (c) being referred to collectively as the “Securities”).

ARTICLE ONE

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.   Definitions.

“144A Global Security” means a global security substantially in the form of Exhibit A bearing the Global Security Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee, that shall be issued in a denomination equal to the outstanding principal amount at maturity of the Securities sold in reliance on Rule 144A.

“3.125% Convertible Senior Notes due 2014” means the $230.0 million in aggregate principal amount of 3.25% Convertible Senior Notes due 2014 issued by the Company pursuant to an indenture dated as of August 4, 2008 between the Company and U.S. Bank National Association, as trustee.

“Acquired Debt” means, with respect to any specified Person:

(a)      Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and

(b)      Indebtedness secured by a Lien encumbering any asset acquired by such specified Person (limited to the maximum amount of liability of the specified Person with respect to such Lien).

“Additional Interest” means all additional interest owing on the Securities pursuant to the Registration Rights Agreement.

“Additional Securities” means an additional aggregate principal amount of Securities (other than the Initial Securities issued on the date hereof) issued under this Indenture in accordance with Sections 2.02 and 4.04, as part of the same series as the Initial Securities.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control.  For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Agent” means any Registrar, Paying Agent or co-Registrar.  See Section 2.03.

“Applicable Procedures” means with respect to any transfer or exchange of interests in a Global Security, the rules and procedures of DTC, Euroclear and Clearstream that apply to such transfer or exchange.

“Applicable Redemption Premium” means, with respect to any Security on any redemption date, the excess of

(a)      the present value at such redemption date of the redemption price of such Security if such Security were redeemed on March 1, 2017 plus all required interest payments due on such Security through March 1, 2017 computed using a discount rate equal to the Treasury Rate at such redemption date plus 50 basis points, over

(b)      the then-outstanding principal amount of the Security,

in each case, as calculated by the Company or on behalf of the Company by such Person as the Company shall designate.

“Asset Sale” means:

(1)           the sale, lease, conveyance or other disposition by the Company or any of its Restricted Subsidiaries of any assets, other than sales of products and services in the ordinary course of business; provided that the sale, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by Section 4.14 and/or Section 5.01 and not by the provisions of Section 4.05; and

(2)           the issuance of Equity Interests (other than directors’ qualifying shares) by any Restricted Subsidiary or the sale of Equity Interests in any Restricted Subsidiary.

Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales:

(1)           any single transaction or series of related transactions that involves assets having a fair market value of less than $10.0 million;

(2)           a transfer of assets between or among the Company and one or more Restricted Subsidiaries;

(3)           an issuance of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary;

(4)           the sale, lease, assignment, sublease or other disposition of equipment, inventory, accounts receivable or other assets in the ordinary course of business;

(5)           the sale or other disposition of cash or Cash Equivalents;

(6)           a Restricted Payment or Permitted Investment that is permitted by Section 4.06;

(7)           the sale and leaseback of any assets within 180 days of the acquisition of such assets;

(8)           a sale or other disposition of accounts receivable and related assets in connection with a financing transaction involving such assets (including, without limitation, in connection with a securitization or similar financing);

(9)           any disposition of property in the ordinary course of business by the Company or any Restricted Subsidiary that, in the good faith judgment of management of the Company, has become obsolete, worn out, damaged or no longer useful in the conduct of the business of the Company or the Restricted Subsidiaries;

(10)           any Asset Swap;

(11)           any loans or other transfers of equipment to customers of the Company or any Restricted Subsidiary in the ordinary course of business for use with the products or services of the Company or any Restricted Subsidiary;

(12)           the sale or issuance of a minimal number of Equity Interests in a Foreign Subsidiary to a foreign national to the extent required by local law;

(13)           the discount or forgiveness of accounts receivable in the ordinary course of business in connection with the collection or compromise thereof;

(14)           licenses and sublicenses by the Company or any of its Restricted Subsidiaries of software or intellectual property in the ordinary course of business or consistent with past practice;

(15)           the sale, transfer or other disposition of Hedging Obligations incurred pursuant to Section 4.04;

(16)           sales of assets received by the Company or any of its Restricted Subsidiaries upon the foreclosure on a Lien;

(17)           the disposition of Receivables and Related Assets in a Qualified Securitization Transaction;

(18)           any “fee in lieu” or other disposition of assets to any governmental authority or agency that continue in use by the Company or any Restricted Subsidiary, so long as the Company or any Restricted Subsidiary may obtain title to such assets upon reasonable notice by paying a nominal fee;

(19)           any disposition arising from foreclosure, condemnation or similar action with respect to any property or other assets, or exercise of termination rights under any lease, license, concession or other agreement;

(20)           any disposition of Capital Stock, Indebtedness or other securities of an Unrestricted Subsidiary; and

(21)           a disposition of Capital Stock of a Restricted Subsidiary pursuant to an agreement or other obligation with or to a Person (other than the Company or a Restricted Subsidiary) from whom such Restricted Subsidiary was acquired, or from whom such Restricted Subsidiary acquired its business and assets (having been newly formed in connection with such acquisition), entered into in connection with such acquisition.

“Asset Sale Offer” has the meaning set forth in Section 4.05.

“Asset Swap” means an exchange by the Company or any Restricted Subsidiary of property or assets for property or assets of another Person; provided that (i) the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such exchange at least equal to the fair market value of the assets or other property sold, issued or otherwise disposed of (as evidenced by a resolution of the Company’s Board of Directors), and (ii) at least 75% of the consideration received in such exchange constitutes assets or other property of a kind usable by the Company and its Restricted Subsidiaries in a Permitted Business; provided, further that any cash and Cash Equivalents received by the Company or any of its Restricted Subsidiaries in connection with such an exchange shall constitute Net Proceeds subject to the provisions under Section 4.05.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition.  The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” means:

(1)           with respect to a corporation, the board of directors of the corporation (or any duly authorized committee thereof);

(2)           with respect to a partnership, the Board of Directors (or any duly authorized committee thereof) of the general partner of the partnership;

(3)           with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(4)           with respect to any other Person, the board or committee of such Person serving a similar function.

“Borrowing Base” means, as of the fiscal quarter most recently ended, an amount equal to:

(1)           85% of the book value of the accounts receivable of the Company and its Restricted Subsidiaries on a consolidated basis, plus

(2)           65% of the book value of the inventory of the Company and its Restricted Subsidiaries on a consolidated basis outstanding at any time,

in each case on a pro forma basis, including (x) any property or assets of the type described above acquired since the end of such fiscal quarter and (y) any property or assets of the type described above being acquired in connection with any transaction giving rise to a recalculation of the Borrowing Base.

“Business Day” means a day other than a Legal Holiday.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

“Capital Stock” means:

(1)           in the case of a corporation, corporate stock;

(2)           in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)           in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4)           any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Equivalents” means:

(1)           United States dollars;

(2)           Securities constituting direct obligations of the United States or any agency or instrumentality of the United States, the payment or guarantee of which constitutes a full faith and credit obligation of the United States, maturing in three years or less from the date of acquisition thereof;

(3)           securities constituting direct obligations of any State or municipality within the United States maturing in three years or less from the date of acquisition thereof which, in any such case, at the time of acquisition by the Company or any Restricted Subsidiary, is accorded one of the two highest long term or short term, as applicable, debt ratings by S&P or Moody’s or any other United States nationally recognized credit rating agency of similar standing;

(4)           certificates of deposit with a maturity of one year or less or bankers’ acceptances issued by a bank or trust company having capital, surplus and undivided profits aggregating at least $500.0 million and having a short term unsecured debt rating of at least “P 1” by Moody’s or “A 1” by S&P;

(5)           eurodollar time deposits with maturities of one year or less and overnight bank deposits with any bank or trust company having capital, surplus and undivided profits aggregating at least $500.0 million and having a short term unsecured debt rating of at least “P 1” by Moody’s or “A 1” by S&P;

(6)           repurchase obligations with a term of not more than thirty days for underlying securities of the types described in clauses (2), (3), (4) and (5) above entered into with any financial institution meeting the qualifications specified in such clauses above;

(7)           commercial paper maturing in 365 days or less from the date of issuance which, at the time of acquisition by the Company or any Restricted Subsidiary, is accorded a rating of “A2” or better by S&P or “P2” or better by Moody’s or any other United States nationally recognized credit rating agency of similar standing;

(8)           overnight bank deposits, and investments in time deposit accounts, certificates of deposit, bankers’ acceptances and money market deposits (or, with respect to foreign banks, similar instruments) maturing not more than one year after the date of acquisition thereof issued by a bank or trust company that is organized under the laws of the United States of America having capital and surplus aggregating in excess of $500.0 million (or the foreign currency equivalent thereof) and whose long term debt is rated at least “A” by S&P or “A 1” by Moody’s (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody’s then exists, the equivalent of such rating by any nationally recognized rating organization as such term is defined under Section 3(62) of the Securities Exchange Act of 1934, as amended) at the time such Investment is made; and

(9)           any fund or other pooling arrangement at least 95% of the assets of which constitute Investments described in clauses (1) through (8) of this definition.

“Cash Management Services” means any agreement or arrangement to provide cash management services, including treasury, depository, overdraft, credit card processing, credit, debit or purchase card services, electronic funds transfer and other similar cash management arrangements.

“Change of Control” means the occurrence of any of the following:

(1)           the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole (other than any Qualified Securitization Transaction in accordance with the terms of this Indenture) “person” (as that term is used in Section 13(d)(3) of the Exchange Act);

(2)           the adoption of a plan relating to the liquidation or dissolution of the Company;

(3)           the Company becomes aware of (by way of a report or other filing pursuant to Section 13(d) of the Exchange Act, proxy, written notice or otherwise) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined above), becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Company, measured by voting power rather than number of shares; or

(4)           the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

“Charity Subsidiary” means any of PSS Gulf South Employee Relief Fund, Inc., PSS Gulf South Medical Supply Relief Fund, Inc. and PSS WM Employee Education Fund, Inc.

“Clearstream” means Clearstream Banking S.A. and any successor thereto.

“Commission” means the Securities and Exchange Commission.

“Consolidated Assets” of any Person as of any date means the total assets of such Person and its Restricted Subsidiaries on a consolidated basis at such date, as determined in accordance with GAAP.

“Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus:

(1)           an amount equal to any extraordinary, unusual or non-recurring loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale (without regard to the dollar limitation in the definition thereof), to the extent such losses were deducted in computing such Consolidated Net Income; plus

(2)           provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(3)           consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments or expenses, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

(4)           depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and all other non-cash losses, charges, debits or expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period but in any event including any impairment charge or asset write off or write down, including impairment charges or asset write offs or write downs related to intangible assets, long lived assets, investments in debt and equity securities or as a result of a change in law or regulation, in each case, pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash losses, charges, debits or expenses were deducted in computing such Consolidated Net Income; plus

(5)           all transaction costs and expenses incurred by the Company and its Restricted Subsidiaries in connection with any capital markets transaction (including the issuance of the Securities and the Exchange Securities), any issuance of Capital Stock, any merger or acquisition transaction, any Asset Sale or any incurrence of Indebtedness, in each case, whether or not such transaction is ultimately consummated; minus

(6)           non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business,

in each case, on a consolidated basis and determined in accordance with GAAP.

Notwithstanding the preceding sentence, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a Restricted Subsidiary will be added to Consolidated Net Income to compute Consolidated Cash Flow of the Company only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior governmental approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(1)           the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

(2)           the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders (other than restrictions that have been waived or otherwise released);

(3)           for purposes of Section 4.06, the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition will be excluded;

(4)           the cumulative effect of a change in accounting principles will be excluded;

(5)           all deferred financing costs written off and premiums paid in connection with any early extinguishment of Indebtedness shall be excluded;

(6)           any gains or losses in respect of Hedging Obligations shall be excluded;

(7)           any foreign currency transaction gains or losses in respect of Indebtedness of any Person denominated in a currency other than the functional currency of such Person shall be excluded;

(8)           any non-cash compensation charge arising from any grant of stock, stock options or other equity based awards shall be excluded; and

(9)           to the extent covered by insurance and actually reimbursed, or, so long as the Company has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (i) not denied by the applicable carrier in writing within 180 days and (ii) in fact reimbursed within 365 days of the date of the insurable event (with a deduction for any amount so added back to the extent not so reimbursed within such 365 day period), expenses with respect to liability or casualty events or business interruption shall be excluded.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Company who:

(1)           was a member of such Board of Directors immediately after the annual stockholders meeting of the Company following the Issue Date; or

(2)           was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

“Contribution Indebtedness” means Indebtedness of the Company or any Restricted Subsidiary in an aggregate principal amount up to 100% of the net cash proceeds received by the Company or any Restricted Subsidiary from either (x) the issuance or sale of its

Capital Stock subsequent to the Issue Date or (y) as a contribution in respect of its Capital Stock from its shareholders, in each case subsequent to the Issue Date as determined in accordance with clause (3)(b) of the first paragraph of Section 4.06 to the extent such net proceeds have not been applied pursuant to such clause to make Restricted Payments or to make other Investments, payments or exchanges pursuant to the second paragraph of Section 4.06 or to make Permitted Investments.

“Corporate Trust Office” means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at U.S. Bank National Association, 225 Water Street, Suite 700, Jacksonville, FL 32202, Attention:  Corporate Trust Services, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

“Credit Agreement” means the Second Amended and Restated Credit Agreement, dated as of November 16, 2011, by and among PSS World Medical, Inc., each of the Company’s subsidiaries therein named, the lenders parties thereto, Bank of America, N.A., as administrative agent and the other arrangers and agents named therein, including any related Securities, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended (including, without limitation, as to principal amount), modified, renewed, refunded, replaced or refinanced from time to time (whether in whole or in part and whether or not with the original agents or lenders and whether or not contemplated under the original agreement relating thereto).

“Credit Facilities” means one or more debt facilities (including, without limitation, the Credit Agreement), commercial paper facilities, indentures, or other agreements in each case with banks, institutional or other lenders, investors or a trustee providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit, debt securities or other Indebtedness, in each case, as amended (including, without limitation, as to principal amount), restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time (whether or not with the original agents or lenders or parties and whether or not contemplated under the original agreement relating thereto).  Without limiting the generality of the foregoing, the term “Credit Facility” shall include any agreement (i) changing the maturity of any Indebtedness Incurred thereunder or contemplated thereby, (ii) adding Subsidiaries as additional borrowers or guarantors thereunder or (iii) otherwise altering the terms and conditions thereof.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Definitive Security” means a certificated Security registered in the name of the Holder thereof and issued in accordance with Section 2.06, substantially in the form of Exhibit A, except that such Security shall not bear the Global Security Legend and shall not have the “Schedule of Exchanges of Interests in the Global Security” attached thereto.

“Depositary” means, with respect to the Securities issuable or issued in whole or in part in global form, the Person specified in Section 2.03 as the Depositary with respect to the Securities, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Designated Non-cash Consideration” means any non-cash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Sale that is designated as Designated Non-cash Consideration pursuant to an Officers’ Certificate executed at the time of such Asset Sale.  Any particular item of Designated Non-cash Consideration will cease to be considered to be outstanding once it has been sold for cash or Cash Equivalents.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Securities mature.

Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase such Capital Stock upon the occurrence of a Change of Control with respect to the Company or an asset sale by the Company or its Restricted Subsidiaries will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.06.”

“Domestic Subsidiary” means any Restricted Subsidiary organized under the laws of the United States or any state of the United States or the District of Columbia.

“DTC” means The Depository Trust Company or its successors.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means any public or private sale by the Company for cash of its common stock or preferred stock (excluding Disqualified Stock).

“Euroclear” means the Euroclear System, as operated by Euroclear Bank, S.A./N.V.

“Excess Proceeds” has the meaning set forth under Section 4.05.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

“Exchange Offer Registration Statement” has the meaning set forth in the Registration Rights Agreement.

“Exchange Securities” means the debt securities of the Company issued pursuant to this Indenture in exchange for the Initial Securities in compliance with the terms of the Registration Rights Agreement, including for the avoidance of doubt, any Private Exchange Securities, as such term is defined in the Registration Rights Agreement.

“Exchange Subsidiary Guarantees” means the guarantees of the obligations of the Company under this Indenture and the Securities issued pursuant to this Indenture in exchange for the Subsidiary Guarantees in compliance with the terms of the Registration Rights Agreement.

“Excluded Subsidiaries” means any Foreign Subsidiary, the Charity Subsidiaries and those Domestic Subsidiaries that are designated by the Company as Domestic Subsidiaries that will not be Guarantors; provided, however, that in no event will the Excluded Subsidiaries that are Domestic Subsidiaries, either individually or collectively, hold more than 5.0% of the consolidated assets of the Company and its Domestic Subsidiaries as of the end of the most recent fiscal quarter or account for more than 5.0% of the consolidated revenue of the Company and its Domestic Subsidiaries during the most recent four quarter period (in each case determined as of the most recent fiscal quarter for which the Company has internal financial statements available); provided, further, that any Foreign Subsidiary, Domestic Subsidiary or Charity Subsidiary that guarantees other Indebtedness of the Company may not be designated as or continue to be an Excluded Subsidiary.  In the event any Foreign Subsidiaries, Domestic Subsidiaries or Charity Subsidiaries previously designated as Excluded Subsidiaries, either individually or collectively, cease to meet the requirements of the previous sentence, the Company will promptly cause one or more of such Foreign Subsidiaries, Domestic Subsidiaries or Charity Subsidiaries to become Guarantors so that the requirements of the previous sentence are complied with.

“Existing Indebtedness” means Indebtedness of the Company and its Restricted Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the Issue Date of the Securities, until such amounts are repaid.

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1)           the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, net of the effect of all payments made or received pursuant to Hedging Obligations but excluding amortization of debt issuance costs, commissions and expenses, amortization of deferred financing fees, non-cash interest expense attributable to marked to market valuation of Hedging Obligations, expensing of bridge, commitment and other financing fees, discounts, yield and other fees and charges (including any interest expense) related to any Qualified Securitization Transaction and accretion of accrued interest on discounted liabilities; plus

(2)           the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3)           any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, to the extent such Guarantee or Lien is called upon; plus

(4)           all dividends paid in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary; minus

(5)           any non-cash interest expense for convertible debt instruments resulting from the application of ASC 470 20, “Debt — Debt with Conversion and Other Options”; minus

(6)           any interest income of such Person and its Restricted Subsidiaries.

“Fixed Charge Coverage Ratio” means with respect to any specified Person for any four consecutive fiscal quarter period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period.  In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases or redeems any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the four consecutive fiscal quarter period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect, including, without limitation, to any transaction giving rise to such calculation, to such incurrence, assumption, Guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four quarter period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio, pro forma effect will be given to:

(1)           acquisitions of any operations or businesses or assets (other than assets acquired in the ordinary course of business) that have been made by the specified Person or any of its Restricted Subsidiaries, including through purchases or through mergers or consolidations and including any related financing transactions, during the four consecutive fiscal quarter period or subsequent to such four quarter period and on or prior to the Calculation Date, as if they had occurred on the first day of the four quarter period; and

(2)           the discontinuance of operations or businesses and dispositions of operations or businesses or assets (other than assets disposed of in the ordinary course of business) during the four consecutive fiscal quarter period or subsequent to such four quarter period and on or prior to the Calculation Date, as if they had occurred on the first day of the four quarter period.

For the purposes of this definition, whenever pro forma effect is to be given to any acquisition, merger, investment, disposition or discontinuance of operations or other transaction (a “Specified Transaction”), or the amount of income or earnings or consolidated cash flow relating thereto and the amount of Fixed Charges associated with any Indebtedness incurred or repaid, repurchased, redeemed, defeased or otherwise acquired, retired or discharged in connection therewith, the pro forma calculations in respect thereof may, for the avoidance of doubt, include anticipated cost savings or synergies relating to any such Specified Transaction (which cost savings or synergies shall be limited to the extent reasonably anticipated to be realized and supportable in the good faith judgment of the Company and actions necessary for realization thereof have been taken or are to be taken within 12 months of the applicable sale, purchase or other transaction) and shall be as determined in good faith by the Chief Financial Officer or an authorized officer of the Company and as set forth in an Officer’s Certificate.

If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire four quarter period.  Interest on a Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Company to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP.  For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable four quarter period.  Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Company may designate.

“Foreign Borrowing Base” means, as of the fiscal quarter most recently ended, an amount equal to (1) 85% of the book value of the accounts receivable of Foreign Subsidiaries and (2) 65% of the book value of the inventory of Foreign Subsidiaries, in each case on a pro forma basis, including (x) any property or assets of the type described above acquired since the end of the most recent fiscal quarter and (y) any property or assets of the type described above being acquired in connection with any transaction giving rise to a recalculation of the Foreign Borrowing Base.

“Foreign Subsidiary” means any Restricted Subsidiary of the Company that is not organized under the laws of the United States of America or any State thereof or the District of Columbia.

“GAAP” means generally accepted accounting principles in the United States as in effect as of the Issue Date, including those set forth in:

(1)           the Financial Accounting Standards Board’s FASB Accounting Standards Codification; and

(2)           the rules and regulations of the SEC with respect to generally accepted accounting principles, including those governing the inclusion of financial statements in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

Further, the term “consolidated” with respect to any Person means such Person consolidated with its Restricted Subsidiaries but does not include any Unrestricted Subsidiary.

“Global Securities” means, individually and collectively, each of the Restricted Global Securities and the Unrestricted Global Securities, substantially in the form of Exhibit A, issued in accordance with Section 2.01 or Section 2.06.

“Global Security Legend” means the legend set forth in Section 2.06(g)(ii), which is required to be placed on all Global Securities issued under this Indenture.

“Government Securities” means securities that are:

(1)           direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

(2)           obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

“Guaranteed Debt Ratio” means, as of any date of determination, the ratio of (x) consolidated total Indebtedness of the Company and its Restricted Subsidiaries as of the date of the event for which the calculation of the Guaranteed Debt Ratio is made (excluding any Indebtedness for which the Company is the sole obligor), to (y) the Consolidated Cash Flow of the Company for the most recent four consecutive fiscal quarter period prior to such date of determination for which internal financial statements are available, in each case, calculated on a pro forma basis in a manner consistent with the adjustments set forth in the definition of Fixed Charge Coverage Ratio.

“Guarantors” means each of:

(1)           the Restricted Subsidiaries of the Company as of the Issue Date other than Excluded Subsidiaries; and

(2)           any other Subsidiary that executes a Subsidiary Guarantee in accordance with the provisions of this Indenture, and their respective successors and assigns; provided that upon the release and discharge of any Person from its Subsidiary Guarantee in accordance with this Indenture, such Person shall cease to be a Guarantor.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1)           interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and other similar agreements, incurred for the purpose of hedging interest rate risk; and

(2)           other agreements or arrangements designed to protect such Person against fluctuations in interest rates or foreign exchange rates.

“Holder” means the Person in whose name a Security is registered on the Registrar’s books.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

(1)           in respect of borrowed money;

(2)           evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3)           in respect of banker’s acceptances;

(4)           representing Capital Lease Obligations;

(5)           representing the balance of the deferred and unpaid purchase price of any property; or

(6)           representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP.  In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any indebtedness of any other Person, in each case limited to the maximum amount of liability of the specified Person with respect to such Lien or Guarantee on the date in question.  Notwithstanding anything in the foregoing to the contrary, Indebtedness shall not include trade payables or accrued expenses for property or services incurred in the ordinary course of business, any liability for federal, state, local or other taxes or any settlements or judgments relating to governmental litigations and/or investigations.

The amount of any Indebtedness issued with original issue discount will be the accreted value of such Indebtedness.

“Indenture” means this Indenture as amended or supplemented from time to time in accordance with its terms.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Security through a Participant.

“Initial Purchasers” means Credit Suisse Securities (USA) LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who is not also a QIB.

“interest” means, with respect to the Securities, the sum of any cash interest and any Additional Interest on the Securities.

“Interest Payment Date” has the meaning given to such term in the Securities.

“Investment Grade” means (1) with respect to S&P, any of the rating categories from and including AAA to and including BBB and (2) with respect to Moody’s, any of the rating categories from and including Aaa to and including Baa3 (or, in either case, the equivalent of such rating by such organization), or an equivalent rating by any other Rating Agency.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to directors, officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.  If the Company or any Restricted Subsidiary sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary, the Company will be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the third paragraph of Section 4.06.  The acquisition by the Company or any Restricted Subsidiary of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person in an amount equal to the fair market value of the Investment held by the acquired Person in such third Person in an amount determined as provided in the third paragraph of Section 4.06.  “Investments” shall exclude extensions of trade credit.

“Issue Date” means the original issue date for the first issuance of Securities under this Indenture.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in The City of New York or at a place of payment are authorized or required by law, regulation or executive order to remain closed.

“Legended Regulation S Global Security” means a global Security in the form of Exhibit A bearing the Global Security Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount at maturity of the Securities initially sold in reliance on Rule 903 of Regulation S.

“Letter of Transmittal” means the letter of transmittal to be prepared by the Company and sent to all Holders of the Securities for use by such Holders in connection with the Registered Exchange Offer.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Limited Originator Recourse” means a reimbursement obligation of the Company in connection with a drawing on a letter of credit, revolving loan commitment, cash collateral account or other such credit enhancement issued to support Indebtedness of a Securitization Subsidiary that the Company’s board of directors (or a duly authorized committee thereof) determines is necessary to effectuate a Qualified Securitization Transaction; provided that the available amount of any such form of credit enhancement at any time shall not exceed 10% of the principal amount of such Indebtedness at such time; and provided, further, that such reimbursement obligation is permitted to be Incurred by the Company pursuant Section 4.04.

“Maturity Date” means, with respect to the Securities, March 1, 2022.

“Moody’s” means Moody’s Investors Service, Inc. (or any successor).

“Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

(1)           any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with:  (a) any Asset Sale (without regard to the dollar limitation in the definition thereof); (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; or (c) any acquisition, recapitalization or Permitted Investment of such Person or any of its Restricted Subsidiaries;

(2)           any extraordinary, unusual or non-recurring gain, charge, expense or loss (together with any related provision for taxes on such extraordinary, unusual or non-recurring gain, charge, expense or loss), including, without limitation, (a) restructuring charges, reserves or other related expenses, (b) fees, expenses or charges relating to facility shutdowns and discontinued operations, (c) acquisition integration costs, (d) severance or other employee termination or relocation costs, expenses or charges, (e) non-cash compensation charges recorded from grants of stock options, restricted stock, stock appreciation rights and other equity equivalents to officers, directors and employees and (f) litigation and investigation settlement costs and related expenses; and

(3)           the net income (or loss) from disposed or discontinued operations.

“Net Proceeds” means the aggregate cash proceeds and Cash Equivalents received by the Company or its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, sales commissions, any relocation expenses incurred as a result of the Asset Sale, any taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, amounts required to be applied to the repayment of Indebtedness, all distributions and other payments required to be made to non-majority interest holders in subsidiaries or joint ventures as a result of such Asset Sale and appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Officer” means, with respect to any Person, the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

“Officers’ Certificate” means a certificate signed on behalf of the Company by at least two Officers of the Company, one of whom must be the principal financial officer of the Company, complying with Sections 13.04 and 13.05.

“Opinion of Counsel” means an opinion that is reasonably acceptable to the Trustee from legal counsel that meets the requirements of this Indenture.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and with respect to DTC, shall include Euroclear and Clearstream).

“Participating Broker Dealer” has the meaning set forth in the Registration Rights Agreement.

“Permitted Business” means the business or businesses conducted by the Company and its Restricted Subsidiaries as of the Issue Date and any business ancillary or complementary thereto or a reasonable extension thereof.

“Permitted Debt” has the meaning set forth in Section 4.04.

“Permitted Investments” means:

(1)           any Investment in the Company or in a Restricted Subsidiary;

(2)           any Investment in Cash Equivalents;

(3)           any Investment by the Company or any Restricted Subsidiary in a Person, if as a result of such Investment:

(a)           such Person becomes a Restricted Subsidiary; or

(b)           such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary;

(4)           any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.05;

(5)           any Investment to the extent the consideration therefor was the issuance of Equity Interests (other than Disqualified Stock) of the Company;

(6)           Hedging Obligations and commodity hedges, collar spread hedges and other similar hedging obligations entered into in the ordinary course of business for bona fide hedging purposes (and not for speculative purposes) of the Company and its Restricted Subsidiaries;

(7)           intercompany Indebtedness to the extent permitted under Section 4.04;

(8)           Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other similar deposits made in the ordinary course of business and Investments to secure participation in government reimbursement programs;

(9)           loans and advances to officers, directors and employees made in the ordinary course of business;

(10)           Investments represented by accounts and notes receivable created or acquired in the ordinary course of business;

(11)           Investments existing on the Issue Date (or pursuant to a binding commitment in existence on the Issue Date) and any renewal or replacement thereof on terms and conditions not materially less favorable than that being renewed or replaced;

(12)           Investments by any qualified or nonqualified benefit plan established by the Company or its Restricted Subsidiaries made in accordance with the terms of such plan, or any Investments made by the Company or any Restricted Subsidiary in connection with the funding thereof;

(13)           Investments received in settlement of debts or judgments owed to the Company or any Restricted Subsidiary, including, without limitation, as a result of foreclosure, perfection or enforcement of any Lien or indebtedness or in connection with any bankruptcy, liquidation, receivership or insolvency proceeding;

(14)           Investments in any Subsidiary that constitutes a special purpose entity formed for the primary purpose of issuing trust preferred or similar securities in a transaction permitted by Section 4.04;

(15)           Investments deemed to have been made as a result of the acquisition of a Person that at the time of such acquisition held instruments constituting Investments that were not made in contemplation of the acquisition of such Person and only to the extent that the aggregate fair market value of such Investments does not exceed 25% of the fair market value of the total consideration paid to acquire such Person;

(16)           Investments by the Company or a Restricted Subsidiary in a Securitization Subsidiary in connection with a Qualified Securitization Transaction, which investment consists of a retained interest in transferred Receivables and Related Assets;

(17)           Investments made within 90 days after the date of the commitment to make the Investment, that when such commitment was made would have complied with the terms of this Indenture;

(18)           Guarantees issued in accordance with Section 4.04;

(19)           payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(20)           Investments in the Securities;

(21)           bonds secured by assets leased to and operated by the Company or any Restricted Subsidiary that were issued in connection with the financing of such assets so long as the Company or any Restricted Subsidiary may obtain title to such assets at any time by paying a nominal fee, canceling such bonds and terminating the transaction;

(22)           Investments in joint ventures carrying on operations primarily outside the United States in an amount not to exceed $25.0 million at any time outstanding; and

(23)           other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other outstanding Investments made pursuant to this clause (23), not to exceed the greater of $100.0 million and 10.0% of Consolidated Assets in the aggregate at any one time outstanding.

“Permitted Liens” means:

(1)           Liens in favor of the Company or its Restricted Subsidiaries;

(2)           Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Restricted Subsidiary; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or the Restricted Subsidiary;

(3)           Liens on property existing at the time of acquisition of the property by the Company or any Restricted Subsidiary, provided that such Liens were in existence prior to the contemplation of such acquisition;

(4)           Liens to secure Indebtedness (including, without limitation, Capital Lease Obligations) permitted by clause (4) of the second paragraph of Section 4.04 covering only the assets acquired with such Indebtedness;

(5)           Liens existing on the Issue Date;

(6)           Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(7)           Liens securing any Hedging Obligations of the Company or any Restricted Subsidiary;

(8)           Liens securing any Indebtedness otherwise permitted to be incurred under this Indenture, the proceeds of which are used to refinance Indebtedness of the Company or any Restricted Subsidiary, provided that such Liens extend to or cover only the assets secured by the Indebtedness being refinanced (plus improvements, accessions, proceeds or dividends or distributions in respect thereof);

(9)           Liens on property of a Person existing at the time such Person becomes a Restricted Subsidiary, provided that such Liens were not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary;

(10)           statutory Liens and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if the Company or any applicable Restricted Subsidiaries shall have made any reserves or other appropriate provision required by GAAP;

(11)           Liens incurred or deposits made in the ordinary course of business in connection with unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance, return of money bonds, participation in government reimbursement programs and other similar obligations;

(12)           judgment Liens not giving rise to an Event of Default, so long as any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

(13)           (x) easements, rights of way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the conduct of the business of the Company or any of its Restricted Subsidiaries, (y) mortgages, liens, security interests, restrictions, encumbrances or any other matters of record that have been placed by any developer, landlord or other third party on property over which the Company or any Restricted Subsidiary of the Company has easement rights or on any leased property and subordination or similar agreements relating thereto and (z) any condemnation or eminent domain proceedings affecting any real property;

(14)           any interest or title of a lessor in assets or property subject to Capital Lease Obligations or an operating lease of the Company or any Restricted Subsidiary;

(15)           Liens incurred in connection with a financing involving the sale or other disposition of accounts receivable and related assets (including, without limitation, in connection with a securitization or similar financing);

(16)           leases or subleases granted to others not interfering with the ordinary conduct of the business of the Company or any of the Restricted Subsidiaries;

(17)           bankers’ liens with respect to the right of set off arising in the ordinary course of business against amounts maintained in bank accounts or certificates of deposit in the name of the Company or any Restricted Subsidiary;

(18)           the interest of any issuer of a letter of credit in any cash or Cash Equivalents deposited with or for the benefit of such issuer as collateral for such letter of credit; provided that the Indebtedness so collateralized is permitted to be incurred by the terms of this Indenture;

(19)           any Lien consisting of a right of first refusal or option to purchase an ownership interest in any Restricted Subsidiary or to purchase assets of the Company or any Restricted Subsidiary, which right of first refusal or option is entered into in the ordinary course of business or is otherwise permitted under this Indenture;

(20)           any Lien granted to the Trustee pursuant to the terms of this Indenture and any substantially equivalent Lien granted to the respective trustees under this Indentures for other debt securities of the Company;

(21)           statutory, contractual or common law Liens of landlords and mortgagees of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or workmen in the ordinary course of business;

(22)           licenses and sublicenses of intellectual property granted to third parties in the ordinary course of business;

(23)           Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s Obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(24)           Liens securing (i) Indebtedness incurred pursuant to clauses (i), (xi), (xiv) or (xviii) of the second paragraph of Section 4.04 and (ii) Indebtedness of any Restricted Subsidiary that is not a Guarantor;

(25)           Liens in respect of Real Estate Financing obligations that do not at any one time outstanding exceed $25 million;

(26)           Liens to secure Indebtedness of Foreign Subsidiaries provided that any such Lien covers only the assets of such Foreign Subsidiaries;

(27)           Liens on assets transferred to a Securitization Subsidiary or on assets of a Securitization Subsidiary, in either case, incurred in connection with a Qualified Securitization Transaction; and

(28)           Liens not otherwise permitted by clauses (1) though (27) above with respect to obligations that do not at any one time outstanding exceed the greater of $125.0 million and 12.5% of Consolidated Assets determined as of the date of incurrence.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any Restricted Subsidiary issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1)           the principal amount of such Permitted Refinancing Indebtedness does not exceed the principal amount of the Indebtedness extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on the Indebtedness and the amount of all fees, expenses and premiums incurred in connection therewith);

(2)           such Permitted Refinancing Indebtedness (x) for Indebtedness maturing prior to the final Maturity Date of the Securities, has a final Maturity Date not earlier than the final Maturity Date of, and has a Weighted Average Life to Maturity equal to or greater than, the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded and (y) for Indebtedness maturing after the final Maturity Date of the Securities, has a final Maturity Date not earlier than the 91st day after the final Maturity Date of, and a Weighted Average Life to Maturity equal to or greater than, the Weighted Average Life to Maturity of, the Securities;

(3)           if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Securities, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Securities on terms not materially less favorable to the Holders of Securities as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

(4)           if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded was incurred by the Company, the obligor on the Permitted Refinancing Indebtedness may not be a Restricted Subsidiary that is not a Subsidiary Guarantor.

“Person” means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Preferred Stock,” as applied to the Capital Stock of any Person, means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

“Private Placement Legend” means the legend set forth in Section 2.06(g)(i) to be placed on all Securities issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“Qualified Institutional Buyer” or “QIB” shall have the meaning specified under Rule 144A under the Securities Act.

“Qualified Securitization Transaction” means any transaction or series of transactions that may be entered into by the Company or any Restricted Subsidiary pursuant to which (a) the Company or any Restricted Subsidiary may sell, convey or otherwise transfer to a Securitization Subsidiary its interests in Receivables and Related Assets and (b) such Securitization Subsidiary transfers to any other person, or grants a security interest in, such Receivables and Related Assets, pursuant to a transaction which is customarily used to achieve a transfer of financial assets under GAAP.

“Rating Agency” means S&P and Moody’s or if S&P or Moody’s or both shall not make a rating on the Securities publicly available, a nationally recognized statistical organization (as defined pursuant to Section 3(62) of the Exchange Act), selected by the Company (as certified by a resolution of the Board of Directors) which shall be substituted for S&P or Moody’s or both, as the case may be.

“Real Estate” means all of the Company’s and its Restricted Subsidiaries’ now or hereafter owned or leased estates in real property, including, without limitation, all fees, leaseholds and future interests, together with all of the Company’s and its Restricted Subsidiaries’ now or hereafter owned or leased interests in the improvements thereon, the fixtures attached thereto and the easements appurtenant thereto.

“Real Estate Financing” means Indebtedness incurred in connection with any acquisition or improvement of, or otherwise substantially related to, Real Estate that is either unsecured or secured only by Liens on Real Estate of the Company and its Restricted Subsidiaries.

“Receivables and Related Assets” means any account receivable (whether now existing or arising thereafter) of the Company or any Restricted Subsidiary, and any assets related thereto including all collateral securing such accounts receivable, all contracts and contract rights and all Guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interest are customarily granted in connection with asset securitization transaction involving accounts receivable.

“Registered Exchange Offer” has the meaning set forth in the Registration Rights Agreement.

“Registration Rights Agreement” means the Registration Rights Agreement to be dated February 24, 2012, among the Company, the Guarantors identified therein and Credit Suisse Securities (USA) LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several Initial Purchasers.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Security” means a Legended Regulation S Global Security or an Unlegended Regulation S Global Security, as appropriate.

“Replacement Assets” mean (i) properties or assets substantially similar to the assets disposed of in a particular Asset Sale and acquired to replace the properties or assets that were the subject of such Asset Sale or that are otherwise useful in a Permitted Business, (ii) the Capital Stock of a Person that is engaged in a Permitted Business and becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary or (iii) Capital Stock of any Restricted Subsidiary acquired from a third party.

“Restricted Definitive Security” means a Definitive Security bearing the Private Placement Legend.

“Restricted Global Security” means a Global Security bearing the Private Placement Legend.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Restricted Subsidiary” means any direct or indirect Subsidiary of the Company other than an Unrestricted Subsidiary.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” means Standard & Poor’s Ratings Services, a division of McGraw Hill, Inc. (or any successor).

“Securities” means the 6.375% Senior Notes due 2022 issued under this Indenture.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.

“Securitization Subsidiary” means a Subsidiary of the Company:

(1)           that is designated a “Securitization Subsidiary” by the board of directors of the Company (or a duly authorized committee thereof);

(2)           that does not engage in any activities other than Qualified Securitization Transactions and any activity necessary or incidental thereto;

(3)           no portion of the Indebtedness or any other obligation, contingent or otherwise, of which

(A)           is Guaranteed by the Company or any Restricted Subsidiary in any way other than pursuant to Standard Securitization Undertakings or Limited Originator Recourse,

(B)           is recourse to or obligates the Company or any other Restricted Subsidiary in any way other than pursuant to Standard Securitization Undertakings or Limited Originator Recourse, or

(C)           subjects any property or asset of the Company or any other Restricted Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof other than pursuant to Standard Securitization Undertakings or Limited Originator Recourse;

(4)           with respect to which neither the Company nor any other Restricted Subsidiary has any obligation to maintain or preserve its financial condition or cause it to achieve certain levels of operating results; and

(5)           with which neither the Company nor any Restricted Subsidiary has any material contract, agreement, arrangement or understanding other than on terms no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from persons that are not Affiliates of the Company, other than Standard Securitization Undertakings and fees payable in the ordinary course of business in connection with servicing accounts receivable of such entity.

Any designation of a Subsidiary as a Securitization Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the board of directors of the Company giving effect to the designation and an Officers’ Certificate certifying that the designation complied with the preceding conditions.

“Shelf Registration Statement” has the meaning set forth in the Registration Rights Agreement.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1 02 of Regulation S X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Company or any Restricted Subsidiary that are reasonably customary in accounts receivable securitization transactions, as the case may be.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subordinated Indebtedness” means any Indebtedness of the Company or any Guarantor which is subordinated in right of payment to the Securities or any Subsidiary Guarantee, as applicable, pursuant to a written agreement to that effect.

“Subsidiary” means, with respect to any specified Person, (a) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Restricted Subsidiaries or by such Person and one or more of its Restricted Subsidiaries, or (b) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

“Subsidiary Guarantee” means a guarantee of Securities pursuant to this Indenture.

“Suspension Period” means the period of time between the Suspension Date and the Reversion Date.

“TIA” means the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb), as in effect on the date of this Indenture, except as provided in Section 10.03.

“Treasury Rate” means, at any date of determination, the yield to maturity as of such date (as compiled by and published in the most recent Federal Reserve Statistical Release H. 15(519), which has become publicly available at least two business days prior to the date of the redemption notice for which such computation is being made (or if such Statistical Release is no longer published, as reported in any publicly available source of similar market data)), of United States Treasury securities with a constant maturity most nearly equal to the period from the relevant redemption date to March 1, 2017; provided that, if such period is not equal to the constant maturity of the United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if such period is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

“Trust Officer” means any officer within the corporate trust department (or any successor group) of the Trustee including any vice president, assistant vice president, treasurer or assistant treasurer or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the persons who at that time shall be such officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such trust matter is referred because of his knowledge of and familiarity with the particular subject, and who shall have direct responsibility for the administration of this Indenture.

“Trustee” means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

“Unlegended Regulation S Global Security” means a permanent global Security in the form of Exhibit A bearing the Global Security Legend, deposited with or on behalf of and registered in the name of the Depositary or its nominee and issued upon expiration of the Restricted Period.

“Unrestricted Definitive Security” means one or more Definitive Securities that do not bear and are not required to bear the Private Placement Legend.

“Unrestricted Global Security” means one or more Global Securities that do not and are not required to bear the Private Placement Legend.

“Unrestricted Subsidiary” means any Subsidiary of the Company that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:

(1)           has no Indebtedness other than Indebtedness that is without recourse to the Company or its Restricted Subsidiaries;

(2)           is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary unless the terms of any such agreement, contract, arrangement or understanding are not materially less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

(3)           is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any (a) continuing direct or indirect obligation to subscribe for additional Equity Interests or (b) direct or indirect obligation to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(4)           has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries.

Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary after the Issue Date will be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors giving effect to such designation and an officers’ certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.06.  If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.04, the Company will be in default of such covenant.  The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Indebtedness is permitted under Section 4.04; and (2) no Default or Event of Default would be in existence following such designation.

“U.S. Person” means a U.S. person as defined in Rule 902(o) under the Securities Act.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1)           the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one twelfth) that will elapse between such date and the making of such payment; by

(2)           the then outstanding principal amount of such Indebtedness.

Other Definitions.

Term	Defined in Section
Affiliate Transaction	4.03
Asset Sale Offer	4.05
Authentication Order	2.02
Bankruptcy Law	6.01
Change of Control Offer	4.14
Change of Control Payment	4.14
Change of Control Payment Date	4.14
Covenant Defeasance	9.01
Custodian	6.01
Excess Proceeds	4.05
Event of Default	6.01
Legal Defeasance	9.01
Offer Amount	3.08
Offer Period	3.08
Offshore Transaction	2.06
Paying Agent	2.03
Payment Default	6.01
Permitted Debt	4.04
Purchase Date	3.08
Rating Event	4.19
Registrar	2.03
Repurchase Offer	3.08
Restricted Payment	4.06
Reversion Date	4.19
Suspension Date	4.19

SECTION 1.02.   Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.  The following TIA terms used in this Indenture have the following meanings:

“Commission” means the Securities and Exchange Commission.

“indenture securities” means the Securities.

“indenture security holder” means a Holder or Securityholder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means the Company or any other obligor on the Securities.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule and not otherwise defined herein have the meanings assigned to them therein.

SECTION 1.03.   Rules of Construction.

Unless the context otherwise requires:

(1)      a term has the meaning assigned to it;

(2)      an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles in effect as of the Issue Date, and any other reference in this indenture to “generally accepted accounting principles” refers to GAAP;

(3)      “or” is not exclusive;

(4)      words in the singular include the plural, and words in the plural include the singular;

(5)      Section and Article references are to sections and articles of this Indenture;

(6)      provisions apply to successive events and transactions; and

(7)      “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

ARTICLE TWO

THE SECURITIES

SECTION 2.01.   Form and Dating.

(a)           General.  The Securities and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A.  The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage.  Each Security shall be dated the date of its authentication.  The Securities shall be issued in registered form without interest coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The terms and provisions contained in the Securities shall constitute, and are hereby expressly made, a part of this Indenture, and the Company, the Guarantors, if any, and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.  However, to the extent any provision of any Security conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b)           Global Securities.  Securities issued in global form shall be substantially in the form of Exhibit A (and shall include the Global Security Legend thereon and the “Schedule of Exchanges of Interests in the Global Security” attached thereto).  Securities issued in definitive form shall be substantially in the form of Exhibit A (but without the Global Security Legend thereon and without the “Schedule of Exchanges of Interests in the Global Security” attached thereto).  Each Global Security shall represent such of the outstanding Securities as shall be specified therein, and each shall provide that it represents the aggregate principal amount of outstanding Securities from time to time endorsed thereon and that the aggregate principal amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions.  Any endorsement of a Global Security to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Securities represented thereby shall be made by the Trustee or, if the Custodian and the Trustee are not the same Person, by the Custodian at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 of this Indenture.

(c)           Regulation S Global Securities.  Securities offered and sold in reliance on Regulation S shall be issued initially in the form of the Legended Regulation S Global Security, which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Trustee, as custodian for DTC in The City of New York, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Company and authenticated by the Trustee as hereinafter provided.  Following the termination of the Restricted Period, beneficial interests in the Legended Regulation S Global Security may be exchanged for beneficial interests in Unlegended Regulation S Global Securities pursuant to Section 2.06 and the Applicable Procedures.  Simultaneously with the authentication of Unlegended Regulation S Global Securities, the Trustee shall cancel the Legended Regulation S Global Security.  The aggregate principal amount of the Regulation S Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

(d)           Euroclear and Clearstream Procedures Applicable.  The provisions of the “The Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” published by Euroclear and the “General Terms and Conditions” and “Customer Handbook” published by Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Global Securities that are held by Participants through Euroclear or Clearstream.

SECTION 2.02.   Execution and Authentication.

At least one Officer of the Company shall sign the Securities for the Company by manual or facsimile signature.

If an Officer whose signature is on a Security no longer holds that office at the time a Security is authenticated, the Security shall nevertheless be valid.

A Security shall not be valid until authenticated by the manual signature of the Trustee.  Such signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

The Company may, subject to Article Four of this Indenture and applicable law, issue Additional Securities under this Indenture, including Exchange Securities.  The Securities issued on the Issue Date and any Additional Securities subsequently issued shall be treated as a single class for all purposes under this Indenture.

At any time and from time to time after the execution of this Indenture, the Trustee shall, upon receipt of a written order of the Company signed by an Officer of the Company (an “Authentication Order”), authenticate Securities for original issue in an aggregate principal amount specified in such Authentication Order.  The Authentication Order shall specify the amount of Securities to be authenticated and the date on which the Securities are to be authenticated.

The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities.  An authenticating agent may authenticate Securities whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

SECTION 2.03.   Paying Agent and Registrar for the Securities.

The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Securities may be presented for payment (“Paying Agent”).  The Company may have one or more co-Registrars and one or more additional paying agents.  The term “Registrar” includes any co-Registrar.  The term “Paying Agent” includes any additional paying agent.

The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture.  The agreement shall implement the provisions of this Indenture that relate to such Agent and shall, if required, incorporate the provisions of the TIA.  The Company shall notify the Trustee in writing of the name and address of any such Agent.  If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with the provisions of Section 7.07.

The Company initially appoints the Trustee as Registrar and Paying Agent.  The Company shall give written notice to the Trustee in the event that the Company decides to act as Registrar.  The Company may change the Paying Agent or Registrar without prior notice to the Holders of the Securities.  The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

The Company initially appoints DTC to act as Depositary with respect to the Global Securities.

SECTION 2.04.   Paying Agent to Hold Money in Trust.

The Company shall require each Paying Agent to agree in writing to hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities (whether such money has been paid to it by the Company or any other obligor on the Securities), and the Company and the Paying Agent shall each notify the Trustee in writing of any default by the Company (or any other obligor on the Securities) in making any such payment.  The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require such Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed.  Upon making such payment the Paying Agent shall have no further liability for the money delivered to the Trustee.  If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.  Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Securities.

SECTION 2.05.   Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders.  If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least five Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

SECTION 2.06.   Transfer and Exchange.

(a)           Transfer and Exchange of Global Securities.  A Global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.  All Global Securities shall be exchanged by the Company for Definitive Securities if (i) DTC (A) notifies the Company that it is unwilling or unable to continue as Depositary for the Global Securities and the Company fails to appoint a successor Depositary within 90 days after receiving such notice or (B) has ceased to be a clearing agency registered under the Exchange Act and the Company fails to appoint a successor Depositary within 90 days after becoming aware of such condition; (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Definitive Securities; provided that in no event shall the Legended Regulation S Global Security be exchanged by the Company for Definitive Securities other than in accordance with Section 2.06(c)(ii); or (iii) there shall have occurred and be continuing a Default or Event of Default with respect to the Securities.  Upon the occurrence of any of the preceding events in (i), (ii) or (iii) above, Definitive Securities shall be issued in such names as the Depositary shall instruct the Trustee.  Global Securities also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10.  Every Security authenticated and delivered in exchange for, or in lieu of, a Global Security or any portion thereof, pursuant to this Section 2.06 or Sections 2.07 or 2.10, shall be authenticated and delivered in the form of, and shall be, a Global Security.  A Global Security may not be exchanged for another Security other than as provided in this Section 2.06(a); however, beneficial interests in a Global Security may be transferred and exchanged as provided in Section 2.06(b), (c) or (f).

Transfer and Exchange of Beneficial Interests in the Global Securities.  The transfer and exchange of beneficial interests in the Global Securities shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures.  Beneficial interests in the Restricted Global Securities shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.  Transfers of beneficial interests in the Global Securities also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i)           Transfer of Beneficial Interests in the Same Global Security.  Beneficial interests in any Restricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Security in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that, prior to the expiration of the Restricted Period, transfers of beneficial interests in the Legended Regulation S Global Security may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser).  Beneficial interests in any Unrestricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security.  No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

(ii)           All Other Transfers and Exchanges of Beneficial Interests in Global Securities.  In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either:

(A)           (1)  a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Security in an amount equal to the beneficial interest to be transferred or exchanged and

(2)      instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or

(B)           (2)  a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Security in an amount equal to the beneficial interest to be transferred or exchanged and

(2)      instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Security shall be registered to effect the transfer or exchange referred to in (1) above;

provided that in no event shall Definitive Securities be issued upon the transfer or exchange of beneficial interests in the Legended Regulation S Global Security other than in accordance with Section 2.06(c)(ii).

Upon consummation of a Registered Exchange Offer by the Company in accordance with Section 2.06(f), the requirements of this Section 2.06(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the holder of such beneficial interests in the Restricted Global Securities.  Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Securities contained in this Indenture and the Securities or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount at maturity of the relevant Global Securities pursuant to Section 2.06(i).

(iii)           Transfer of Beneficial Interests to Another Restricted Global Security.  A beneficial interest in any Restricted Global Security may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Security if the transfer complies with the requirements of Section 2.06(b)(ii) above and the Registrar receives the following:

(A)           if the transferee shall take delivery in the form of a beneficial interest in the 144A Global Security, then the transferor must deliver a certificate in the form of Exhibit B, including the certifications in item (1) thereof; and

(B)           if the transferee shall take delivery in the form of a beneficial interest in a Legended Regulation S Global Security, then the transferor must deliver a certificate in the form of Exhibit B, including the certifications in item (2) thereof.

(iv)           Transfer and Exchange of Beneficial Interests in a Restricted Global Security for Beneficial Interests in an Unrestricted Global Security.  A beneficial interest in any Restricted Global Security may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Security or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) above and:

(A)           such exchange or transfer is effected pursuant to the Registered Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that (1) it is not an affiliate (as defined in Rule 144) of the Company, (2) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any Person to participate in a distribution of the Exchange Securities to be issued in the Registered Exchange Offer and (3) it is acquiring the Exchange Securities in its ordinary course of business;

such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(B)           such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(C)           the Registrar receives the following:

(1)           if the holder of such beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Security, a certificate from such holder in the form of Exhibit C, including the certifications in item (1)(a) thereof; or

(2)           if the holder of such beneficial interest in a Restricted Global Security proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security, a certificate from such holder in the form of Exhibit B, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar or the Company so requests or if the Applicable Procedures so require, an opinion of counsel in form and substance reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Security has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

Beneficial interests in an Unrestricted Global Security cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Security.

(b)           Transfer or Exchange of Beneficial Interests for Definitive Securities.

(i)           Beneficial Interests in Restricted Global Securities to Restricted Definitive Securities.  If any holder of a beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a Restricted Definitive Security or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Security, then, upon receipt by the Registrar of the following documentation:

if the holder of such beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a Restricted Definitive Security, a certificate from such holder in the form of Exhibit C, including the certifications in item (2)(a) thereof;

(A)           if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B, including the certifications in item (1) thereof;

(B)           if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than that listed in subparagraph (B) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable; or

(C)           if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B, including the certifications in item (3)(a) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Security to be reduced accordingly pursuant to Section 2.06(i) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Security in the appropriate principal amount.  Any Definitive Security issued in exchange for a beneficial interest in a Restricted Global Security pursuant to this Section 2.06(c)(i) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant.  The Trustee shall deliver such Definitive Securities to the Persons in whose names such Securities are so registered.  Any Definitive Security issued in exchange for a beneficial interest in a Restricted Global Security pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(ii)           Beneficial Interests in Legended Regulation S Global Security to Definitive Securities.  A beneficial interest in the Legended Regulation S Global Security may not be exchanged for a Definitive Security or transferred to a Person who takes delivery thereof in the form of a Definitive Security prior to the expiration of the Restricted Period, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

(iii)           Beneficial Interests in Restricted Global Securities to Unrestricted Definitive Securities.  A holder of a beneficial interest in a Restricted Global Security may exchange such beneficial interest for an Unrestricted Definitive Security or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Security only if:

such exchange or transfer is effected pursuant to the Registered Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that (1) it is not an affiliate (as defined in Rule 144) of the Company, (2) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any Person to participate in, a distribution of the Exchange Securities to be issued in the Registered Exchange Offer and (3) it is acquiring the Exchange Securities in its ordinary course of business;

(A)           such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(B)           such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(C)           the Registrar receives the following:

(1)           if the holder of such beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a Definitive Security that does not bear the Private Placement Legend, a certificate from such Holder in the form of Exhibit C, including the certifications in item (1)(b) thereof; or

(2)           if the holder of such beneficial interest in a Restricted Global Security proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Security that does not bear the Private Placement Legend, a certificate from such Holder in the form of Exhibit B, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar or the Company so requests or if the Applicable Procedures so require, an opinion of counsel in form and substance reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iv)           Beneficial Interests in Unrestricted Global Securities to Unrestricted Definitive Securities.  If any holder of a beneficial interest in an Unrestricted Global Security proposes to exchange such beneficial interest for a Definitive Security or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Security, then, upon satisfaction of the conditions set forth in Section 2.06(b)(ii), the Trustee shall cause the aggregate principal amount of the applicable Global Security to be reduced accordingly pursuant to Section 2.06(i), and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Security in the appropriate principal amount.  Any Definitive Security issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant.  The Trustee shall deliver such Definitive Securities to the Persons in whose names such Securities are so registered.  Any Definitive Security issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) shall not bear the Private Placement Legend.

(c)           Transfer and Exchange of Definitive Securities for Beneficial Interests.

(i)           Restricted Definitive Securities to Beneficial Interests in Restricted Global Securities.  If any Holder of a Restricted Definitive Security proposes to exchange such Security for a beneficial interest in a Restricted Global Security or to transfer such Restricted Definitive Securities to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Security, then, upon receipt by the Registrar of the following documentation:

(A)           if the Holder of such Restricted Definitive Security proposes to exchange such Security for a beneficial interest in a Restricted Global Security, a certificate from such Holder in the form of Exhibit C, including the certifications in item (2)(b) thereof;

(B)           if such Restricted Definitive Security is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B, including the certifications in item (1) thereof;

(C)           if such Restricted Definitive Security is being transferred to a Non-U.S. Person in an “offshore transaction” in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B, including the certifications in item (2) thereof; or

(D)           if such Restricted Definitive Security is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B, including the certifications in item (3)(a) thereof, the Trustee shall cancel the Restricted Definitive Security, and increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Security, in the case of clause (B) above, the 144A Global Security, and in the case of clause (C) above, the Regulation S Global Security.

(ii)           Restricted Definitive Securities to Beneficial Interests in Unrestricted Global Securities.  A Holder of a Restricted Definitive Security may exchange such Security for a beneficial interest in an Unrestricted Global Security or transfer such Restricted Definitive Security to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security only if:

such exchange or transfer is effected pursuant to the Registered Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal (1) it is not an affiliate (as defined in Rule 144) of the Company, (2) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any Person to participate in, a distribution of the Exchange Securities to be issued in the Registered Exchange Offer and (3) it is acquiring the Exchange Securities in its ordinary course of business;

(A)           such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(B)           such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(C)           the Registrar receives the following:

(1)           if the Holder of such Restricted Definitive Security proposes to exchange such Security for a beneficial interest in the Unrestricted Global Security, a certificate from such Holder in the form of Exhibit C, including the certifications in item (1)(c) thereof; or

(2)           if the Holder of such Restricted Definitive Security proposes to transfer such Security to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Security, a certificate from such Holder in the form of Exhibit B, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar or the Company so requests or if the Applicable Procedures so require, an opinion of counsel in form and substance reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(ii), the Trustee shall cancel the Definitive Securities and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Security.

(iii)           Unrestricted Definitive Securities to Beneficial Interests in Unrestricted Global Securities.  A Holder of an Unrestricted Definitive Security may exchange such Security for a beneficial interest in an Unrestricted Global Security or transfer such Unrestricted Definitive Security to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security at any time.  Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Security and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Securities.

If any such exchange or transfer from a Definitive Security to a beneficial interest is effected pursuant to subparagraphs (ii)(B), (ii)(D) or (iii) of this Section 2.06(d) above at a time when an Unrestricted Global Security has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the principal amount of Definitive Securities so transferred.

(d)           Transfer and Exchange of Definitive Securities for Definitive Securities.  Upon request by a Holder of Definitive Securities and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Securities.  Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Securities duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing.  In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

(i)           Restricted Definitive Securities to Restricted Definitive Securities.  Any Restricted Definitive Security may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Security if the Registrar receives the following:

(A)           if the transfer shall be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B, including the certifications in item (1) thereof; and

(B)           if the transfer shall be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(ii)           Restricted Definitive Securities to Unrestricted Definitive Securities.  Any Restricted Definitive Security may be exchanged by the Holder thereof for an Unrestricted Definitive Security or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Security if:

(A)           such exchange or transfer is effected pursuant to the Registered Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that (1) it is not an affiliate (as defined in Rule 144) of the Company, (2) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any Person to participate in, a distribution of the Exchange Securities to be issued in the Registered Exchange Offer and (3) it is acquiring the Exchange Securities in its ordinary course of business;

any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(B)           any such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(C)           the Registrar receives the following:

(1)           if the Holder of such Restricted Definitive Security proposes to exchange such Security for an Unrestricted Definitive Security, a certificate from such Holder in the form of Exhibit C, including the certifications in item (1)(d) thereof; or

(2)           if the Holder of such Restricted Definitive Security proposes to transfer such Security to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Security, a certificate from such Holder in the form of Exhibit B, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an opinion of counsel in form and substance reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iii)           Unrestricted Definitive Securities to Unrestricted Definitive Securities.  A Holder of Unrestricted Definitive Securities may transfer such Securities to a Person who takes delivery thereof in the form of an Unrestricted Definitive Security.  Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Securities pursuant to the instructions from the Holder thereof.

(e)           Registered Exchange Offer.  Upon the occurrence of the Registered Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate (i) one or more Unrestricted Global Securities in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Securities tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not affiliates (as defined in Rule 144) of the Company, (y) they are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any Person to participate in, a distribution of the Exchange Securities to be issued in the Registered Exchange Offer and (z) they are acquiring the Exchange Securities in their ordinary course of business and (ii) Unrestricted Definitive Securities in an aggregate principal amount equal to the principal amount of the Restricted Definitive Securities accepted for exchange in the Registered Exchange Offer.  Concurrently with the issuance of such Securities, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Securities to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Restricted Global Securities so accepted Unrestricted Global Securities in the appropriate principal amount.

(f)           Legends.  The following legends shall appear on the face of all Global Securities and Definitive Securities issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(i)           Private Placement Legend.  Except as permitted below, each Global Security and each Definitive Security (and all Securities issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.  EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.  THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE ISSUERS THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR (V) TO AN ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (V) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.”

Notwithstanding the foregoing, any Global Security or Definitive Security issued pursuant to subparagraph (b)(iv), (c)(iii), (c)(iv), (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f) of this Section 2.06 (and all Securities issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

Global Security Legend.  Each Global Security shall bear a legend in substantially the following form:

“UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO A NOMINEE OF DTC, OR BY ANY SUCH NOMINEE OF DTC, OR BY DTC TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

“TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.06 OF THE INDENTURE.”

(g)           Regulation S Global Security Legend.  The Regulation S Global Security shall bear a legend in substantially the following form:

“THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS.  TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.”

(h)           Cancellation and/or Adjustment of Global Securities.  At such time as all beneficial interests in a particular Global Security have been exchanged for Definitive Securities or a particular Global Security has been redeemed, repurchased or canceled in whole and not in part, each such Global Security shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof.  At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Security or for Definitive Securities, the principal amount of Securities represented by such Global Security shall be reduced accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Security, such other Global Security shall be increased accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(i)           General Provisions Relating to Transfers and Exchanges.

(i)           To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Securities and Definitive Securities upon the Company’s order or at the Registrar’s request.

(ii)           No service charge shall be made to a holder of a beneficial interest in a Global Security or to a Holder of a Definitive Security for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 4.05, 4.14 and 10.05).  Holders will be required to pay all taxes due on transfer.

(iii)           The Registrar shall not be required to register the transfer of or exchange any Security selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

(iv)           All Global Securities and Definitive Securities issued upon any registration of transfer or exchange of Global Securities or Definitive Securities shall be the valid and legally binding obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Securities or Definitive Securities surrendered upon such registration of transfer or exchange.

(v)           The Company shall not be required (A) to issue, to register the transfer of or to exchange any Securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of Securities for redemption under Section 3.02 and ending at the close of business of the day of such mailing, (B)  to register the transfer of or to exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part, (C) to register the transfer of or to exchange a Security between a record date and the next succeeding Interest Payment Date or (D) to register the transfer of or to exchange a Security tendered and not withdrawn in connection with an offer to purchase.

(vi)           The Registrar and the Trustee may require a Holder to furnish appropriate endorsements and transfer documents in connection with a transfer of Securities.

(vii)           Prior to due presentment for the registration of a transfer of any Security, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Securities and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

(viii)           The Trustee shall authenticate Global Securities and Definitive Securities in accordance with the provisions of Section 2.02.

(ix)           The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile with originals to follow by mail.

SECTION 2.07.   Replacement Securities.

If a mutilated Security is surrendered to the Trustee or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the Trustee’s requirements are met.  If required by the Trustee or the Company, the Holder shall provide an indemnity bond in an amount sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Security is replaced.  The Company and the Trustee each may charge such Holder for its expenses in replacing such Security.

Every replacement Security is an additional obligation of the Company.

SECTION 2.08.   Outstanding Securities.

Securities outstanding at any time are all Securities that have been authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding.  A Security does not cease to be outstanding because the Company or one of its Affiliates holds the Security.

If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

If the Paying Agent holds on a redemption date or Maturity Date money sufficient to pay the principal of and interest on Securities payable on that date, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.

Treasury Securities.

In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company, any Subsidiary or any of their respective Affiliates shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities that a Trust Officer of the Trustee actually knows are so owned shall be so disregarded.

The Trustee may require an Officers’ Certificate listing securities owned by the Company, any Subsidiary or any of their respective Affiliates.

SECTION 2.09.   Temporary Securities.

Until certificates representing Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities.  Temporary Securities shall be substantially in the form of Definitive Securities but may have variations that the Company considers appropriate for temporary Securities.  Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities.  Until such exchange, temporary Securities shall be entitled to the same rights, benefits and privileges as Definitive Securities.

SECTION 2.10.   Cancellation.

The Company at any time may deliver Securities to the Trustee for cancellation.  The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange or payment.  The Trustee and no one else shall cancel all Securities surrendered for transfer, exchange, payment or cancellation.  The Company may not issue new Securities to replace, reissue or resell Securities which the Company has redeemed, paid, purchased on the open market or otherwise, or otherwise acquired or have been delivered to the Trustee for cancellation.  The Trustee (subject to the record-retention requirements of the Exchange Act) may, but shall not be required to, dispose of such canceled Securities.

SECTION 2.11.   Defaulted Interest.

If the Company defaults in a payment of interest on the Securities, it shall pay the defaulted interest, plus any interest payable on the defaulted interest pursuant to Section 4.01 hereof, to the persons who are Holders on a subsequent special record date, and such term, as used in this Section 2.12 with respect to the payment of any defaulted interest, shall mean the fifteenth day next preceding the date fixed by the Company for the payment of defaulted interest, whether or not such day is a Business Day.  At least 30 days before such special record date, the Company shall mail to each Holder and to the Trustee a notice that states such special record date, the payment date and the amount of defaulted interest to be paid.

SECTION 2.12.   CUSIP or ISIN Number.

The Company in issuing the Securities may use a “CUSIP” or “ISIN” number, and if so, such CUSIP or ISIN number shall be included in notices of redemption or exchange as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number printed in the notice or on the Securities, and that reliance may be placed only on the other identification numbers printed on the Securities.  The Company will promptly notify the Trustee in writing of any change in the CUSIP or ISIN number.

SECTION 2.13.   Payments of Interest.

(a)           The Holder of a Definitive Security at the close of business on the regular record date with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date notwithstanding any transfer or exchange of such Definitive Security subsequent to the regular record date and prior to such Interest Payment Date, except if and to the extent the Company shall default in the payment of the interest due on such Interest Payment Date, in which case such defaulted interest shall be paid in accordance with Section 2.12; and in the event of an exchange of a Definitive Security for a beneficial interest in any Global Security subsequent to a regular record date or any special record date and prior to or on the related Interest Payment Date or other payment date under Section 2.12, any payment of the interest payable on such payment date with respect to any such Definitive Security shall be made to the Person in whose name such Definitive Security was registered on such record date.  Payments of interest on the Global Securities will be made on each Interest Payment Date to the Holder of the Global Security on the record date with respect thereto; provided, however, that, in the event of an exchange of all or a portion of a Global Security for a Definitive Security subsequent to the regular record date or any special record date and prior to or on the related Interest Payment Date or other payment date under Section 2.12, any payment of interest payable on such Interest Payment Date or other payment date with respect to the Definitive Security shall be made to the Holder of the Global Security as of the applicable record date.

(b)           Subject to Section 4.01, interest shall be paid to DTC, with respect to any Global Security held by DTC, on the applicable Interest Payment Date in accordance with instructions received from DTC at least five Business Days before the applicable Interest Payment Date.

SECTION 2.14.   Methods of Receiving Payments on the Securities.

If a Holder has previously given wire transfer instructions to the Company and the Trustee, all principal, interest, Additional Interest, if any, and premium on that Holder’s Securities will be paid in accordance with those instructions.  All other payments on Securities will be made at the office or agency of the paying agent and registrar unless the Company elects to make interest payments by check mailed to the Holders at their address set forth in the register of Holders.

REDEMPTION

SECTION 2.15.   Notices to Trustee.

If the Company elects to redeem Securities pursuant to paragraph 5 of the Securities at the applicable redemption price set forth thereon, it shall notify the Trustee in writing of the redemption date and the principal amount of Securities to be redeemed.

The Company shall give the notice provided for in this Section 3.01 at least 30 days before the redemption date (unless a shorter notice shall be agreed to by the Trustee in writing) but not more than 60 days before the redemption date, together with an Officers’ Certificate stating that such redemption will comply with the conditions contained herein.

SECTION 2.16.   Selection of Securities to Be Redeemed.

If less than all of the Securities are to be redeemed pursuant to paragraph 5 of the Securities, the Trustee shall select the Securities for redemption as follows:  (i) if the Securities are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Securities are listed; or (ii) if the Securities are not listed on any national securities exchange, on a pro rata basis, by lot or by such method as the Trustee deems fair and appropriate.  No Securities of $2,000 or less can be redeemed in part.

SECTION 2.17.   Notice of Redemption.

Notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at its registered address.  Notices of redemption may be conditional upon the occurrence of one or more events or circumstances, including equity offerings, as determined by the Company in its sole discretion.

The notice shall identify the Securities to be redeemed and shall state:

(1)      the redemption date;

(2)      the redemption price;

(3)      the CUSIP number (subject to Section 2.13);

(4)      the name and address of the Paying Agent to which the Securities are to be surrendered for redemption;

(5)      that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(6)      that, unless the Company defaults in making the redemption payment, interest on Securities called for redemption ceases to accrue on and after the redemption date and the only remaining right of the Holders is to receive payment of the redemption price upon surrender to the Paying Agent;

(7)      if any Security is to be redeemed in part only, the notice of redemption that relates to that Security will state the portion of the principal amount of that Security that is to be redeemed.  A new Security in principal amount equal to the unredeemed portion of the original Security will be issued in the name of the Holder of Securities upon cancellation of the original Security; and

(8)      any conditions to the obligations of the Company to consummate such redemption.

At the Company’s request, the Trustee shall give the notice of redemption on behalf of the Company, in the Company’s name and at the Company’s expense; provided that the Company has provided the information required to be in such notice by this Section 3.03 to the Trustee at least fifteen (15) days (unless a shorter notice shall be agreed to by the Trustee in writing) prior to the date on which such notice of redemption is to be given.

Notwithstanding the foregoing, a redemption notice may be mailed more than 60 days prior to the redemption date if the notice is issued in connection with a defeasance of the Securities or satisfaction and discharge of this Indenture.

SECTION 2.18.   Effect of Notice of Redemption.

Once a notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price, subject to the satisfaction or waiver of the conditions, if any, set forth in such notice of redemption.  Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price, plus accrued interest thereon to the redemption date, but interest installments whose maturity is on or prior to such redemption date shall be payable to the Holders of record at the close of business on the relevant record dates referred to in the Securities.  On and after the redemption date, interest ceases to accrue on Securities or portions of them called for redemption.  The Trustee shall not be required to (i) issue, authenticate, register the transfer of or exchange any Security during a period beginning 15 days before the date a notice of redemption is mailed and ending at the close of business on the date the redemption notice is mailed, or (ii) register the transfer or exchange of any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

SECTION 2.19.   Deposit of Redemption Price.

Prior to 10:00 a.m. on the redemption date, and subject to the satisfaction or waiver of the conditions, if any, set forth in such notice of redemption, the Company shall deposit with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date other than Securities or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation.

Securities Redeemed in Part.

Upon surrender of a Security that is redeemed in part, the Trustee shall authenticate for the Holder a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

SECTION 2.20.   No Sinking Fund.

Except as set forth under Section 4.05 and Section 4.14, the Company is not required to make mandatory redemption or sinking fund payments with respect to the Securities.

SECTION 2.21.   Repurchase Offers.

In the event that, pursuant to Section 4.05 or Section 4.14, the Company shall be required to commence an offer to all Holders to purchase all or a portion of their respective Securities (a “Repurchase Offer”), it shall follow the procedures specified in such Sections and, to the extent not inconsistent therewith, the procedures specified below.

The Repurchase Offer shall remain open for a period of no less than 30 days and no more than 60 days following its commencement, except to the extent that a longer period is required by applicable law (the “Offer Period”).  No later than three Business Days after the termination of the Offer Period (the “Purchase Date”), the Company shall purchase the principal amount of Securities required to be purchased pursuant to Section 4.05 or 4.14 hereof (the “Offer Amount”) or, if less than the Offer Amount has been tendered, all Securities tendered in response to the Repurchase Offer.  Payment for any Securities so purchased shall be made in the same manner as interest payments are made.

If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Security is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Securities pursuant to the Repurchase Offer.

Upon the commencement of a Repurchase Offer, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders.  The notice shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Repurchase Offer.  The Repurchase Offer shall be made to all Holders.  The notice, which shall govern the terms of the Repurchase Offer, shall state:

(i)           that the Repurchase Offer is being made pursuant to this Section 3.08 and Section 4.05 or Section 4.14 hereof, and the length of time the Repurchase Offer shall remain open;

(ii)           the Offer Amount, the purchase price and the Purchase Date;

(iii)           that any Security not tendered or accepted for payment shall continue to accrue interest and Additional Interest, if any;

(iv)           that, unless the Company defaults in making such payment, any Security (or portion thereof) accepted for payment pursuant to the Repurchase Offer shall cease to accrue interest and Additional Interest, if any, after the Purchase Date;

(v)           that Holders electing to have a Security purchased pursuant to a Repurchase Offer may elect to have Securities purchased in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof;

(vi)           that Holders electing to have a Security purchased pursuant to any Repurchase Offer shall be required to surrender the Security, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Security completed, or transfer by book entry transfer, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

(vii)           that Holders shall be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Security purchased;

(viii)           that, if the aggregate amount of Securities surrendered by Holders exceeds the Offer Amount, the Trustee shall, subject in the case of a Repurchase Offer made pursuant to Section 4.05 to the provisions of Section 4.05, select the Securities to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Trustee so that only Securities in denominations of $2,000, or integral multiples of $1,000 in excess thereof, shall be purchased); and

(ix)           that Holders whose Securities were purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered (or transferred by book entry transfer).

On the Purchase Date, the Company shall, to the extent lawful, subject in the case of a Repurchase Offer made pursuant to Section 4.05 to the provisions of Section 4.05, accept for payment on a pro rata basis to the extent necessary, the Offer Amount of Securities (or portions thereof) tendered pursuant to the Repurchase Offer, or if less than the Offer Amount has been tendered, all Securities tendered, and shall deliver to the Trustee an Officers’ Certificate stating that such Securities (or portions thereof) were accepted for payment by the Company in accordance with the terms of this Section 3.08.  The Company, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than three days after the Purchase Date) deliver to each tendering Holder an amount equal to the purchase price of Securities tendered by such Holder, as the case may be, and accepted by the Company for purchase, and the Company shall promptly issue a new Security.  The Trustee, upon written request from the Company shall authenticate and deliver such new Security to such Holder, in a principal amount at maturity equal to any unpurchased portion of the Security surrendered.  Any Security not so accepted shall be promptly delivered by the Company to the respective Holder thereof.  The Company shall publicly announce the results of the Repurchase Offer on the Purchase Date.

The Company shall comply with the requirements of Rule 14e 1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Securities pursuant to a Repurchase Offer.  To the extent that the provisions of any securities laws or regulations conflict with Section 3.08, Section 4.05 or Section 4.14, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under Section 3.08, Section 4.10 or Section 4.14 by virtue of such compliance.

ARTICLE THREE

COVENANTS

SECTION 3.01.   Payment of Securities.

The Company shall pay the principal of and interest on the Securities in the manner provided in the Securities.  An installment of principal or interest shall be considered paid on the date due if the Trustee or Paying Agent holds on that date money designated for and sufficient to pay the installment in full and is not prohibited from paying such money to the Holders of the Securities pursuant to the terms of this Indenture.

The Company shall pay interest on overdue principal at the same rate per annum borne by the Securities.  The Company shall pay interest on overdue installments of interest at the same rate per annum borne by the Securities, to the extent lawful.

SECTION 3.02.   Maintenance of Office or Agency.

The Company shall maintain an office or agency where Securities may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served.  The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 13.02.

The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency for such purposes.  The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Company hereby designates the principal Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03.

Transactions with Affiliates.

The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate involving aggregate payments in excess of $5.0 million (each, an “Affiliate Transaction”), unless:

(i)           the Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

(ii)           with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25.0 million the Company delivers to the Trustee a resolution of the Company’s Board of Directors set forth in an officers’ certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Company’s Board of Directors, or an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing in the United States.

The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(1)           directors’ fees, indemnification and similar arrangements, consulting fees, employee salaries, bonuses or employment agreements, compensation, retirement, disability, severance or employee benefit arrangements and incentive arrangements with, and loans and advances to, any officer, director or employee in the ordinary course of business;

(2)           performance of all agreements in existence on the Issue Date and any modification thereto or any transaction contemplated thereby in any replacement agreement therefor so long as such modification or replacement is not materially more disadvantageous to the Company or any of its Restricted Subsidiaries than the original agreement in effect on the Issue Date;

(3)           transactions in connection with a financing transaction involving a sale or other disposition of accounts receivable and related assets (including, without limitation, in connection with a securitization or similar financing) or in connection with a financing involving a subsidiary trust or similar financing vehicle that is permitted by Section 4.04;

(4)           transactions in the ordinary course of business with any joint venture that is otherwise permitted by this Indenture; provided, that such joint venture is between and among the Company and/or any of its Subsidiaries on the one hand and third parties that are not otherwise Affiliates of the Company on the other hand;

(5)           transactions between or among the Company and/or its Restricted Subsidiaries;

(6)           transactions with a Person (other than an Unrestricted Subsidiary) that is an Affiliate of the Company solely because the Company or a Restricted Subsidiary owns an Equity Interest in, or controls, such Person;

(7)           issuances of Equity Interests (other than Disqualified Stock) to, or other capital contributions from, Affiliates of the Company and the granting of registration and other customary rights in connection therewith;

(8)           Restricted Payments and Permitted Investments that are permitted by Section 4.06;

(9)           transactions complying with Section 5.01; and

(10)           pledges of Equity Interests of Unrestricted Subsidiaries.

SECTION 3.03.   Incurrence of Indebtedness and Issuance of Preferred Stock.

The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Company and any Restricted Subsidiary may incur Indebtedness (including Acquired Debt) and the Company may issue Disqualified Stock and any Restricted Subsidiary may issue preferred stock (including Disqualified Stock) if the Fixed Charge Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued would have been at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or preferred stock had been issued, as the case may be, at the beginning of such four quarter period.

The first paragraph of this Section 4.04 will not prohibit the following (collectively, “Permitted Debt”):

(i)           the incurrence by the Company and its Restricted Subsidiaries of Indebtedness (and letters of credit, bankers’ acceptances and like instruments) under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (i) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) not to exceed the greater of (A) $400.0 million (less the aggregate principal amount of Indebtedness incurred by Securitization Subsidiaries and then outstanding pursuant to clause (xvii) of this paragraph) and (B) the Borrowing Base as of the date of such incurrence;

(ii)           Existing Indebtedness;

(iii)           the incurrence by the Company and the Guarantors of Indebtedness represented by (A) the Securities and the related Subsidiary Guarantees to be issued on the Issue Date and (B) the Exchange Securities and the Exchange Subsidiary Guarantees to be issued pursuant to this Indenture in exchange for the Securities and the Subsidiary Guarantees to be issued on the Issue Date in accordance with the terms of the Registration Rights Agreement;

(iv)           the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Subsidiary, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (iv), not to exceed the greater of $35.0 million and 3.5% of Consolidated Assets at any time outstanding;

(v)           the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred under the first paragraph of this Section 4.04 or clauses (ii), (iii), (xv), (xxiii), (xxvi) or this clause (v) of this paragraph;

(vi)           the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness or the issuance of Disqualified Stock or Preferred Stock between or among the Company and any of its Restricted Subsidiaries; provided, however, that (A) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness, Disqualified Stock or Preferred Stock being held by a Person other than the Company or a Restricted Subsidiary and (B) any sale or other transfer of any such Indebtedness, Disqualified Stock or Preferred Stock to a Person that is not either the Company or a Restricted Subsidiary will be deemed, in each case, to constitute an incurrence of such Indebtedness, Disqualified Stock or Preferred Stock by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (vi);

(vii)           the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging (A) interest rate risk with respect to any Indebtedness that is permitted by the terms of this Indenture to be outstanding or (B) exchange rate risk with respect to obligations under any agreement or Indebtedness, or with respect to any asset, of such Person that is payable or denominated in a currency other than U.S. Dollars;

(viii)           the guarantee by the Company or any of the Restricted Subsidiaries of Indebtedness of the Company or a Restricted Subsidiary that was permitted to be incurred by another provision of this covenant;

(ix)           the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on preferred stock (including Disqualified Stock) in the form of additional shares of the same class of preferred stock (including Disqualified Stock) will not be deemed to be an incurrence of Indebtedness or an issuance of preferred stock (including Disqualified Stock) for purposes of this covenant; provided, in each such case, that the amount thereof is included in Fixed Charges of the Company as accrued;

(x)           Indebtedness of the Company or any Restricted Subsidiary consisting of guarantees, indemnities, hold backs or obligations in respect of purchase price adjustments in connection with the acquisition or disposition of assets, including, without limitation, shares of Capital Stock of Restricted Subsidiaries, or contingent payment obligations incurred in connection with the acquisition or disposition of assets which are contingent on the performance of the assets acquired or disposed of;

(xi)           Indebtedness represented by (A) letters of credit for the account of the Company or any Restricted Subsidiary or (B) other obligations to reimburse third parties pursuant to any surety bond or other similar arrangements, to the extent that such letters of credit and other obligations, as the case may be, are intended to provide security for workers’ compensation claims, payment obligations in connection with self insurance, in connection with participation in government reimbursement or other programs or other similar requirements in the ordinary course of business;

(xii)           the incurrence by the Company or any Restricted Subsidiary of Indebtedness to the extent the proceeds thereof are used to purchase Securities pursuant to a Change of Control Offer or to defease or discharge Securities in accordance with the terms of this Indenture;

(xiii)           Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of incurrence;

(xiv)           Indebtedness constituting or arising under Cash Management Services;

(xv)           Indebtedness consisting of (A) the financing of insurance premiums or (B) take or pay obligations in supply agreements, in each case in the ordinary course of business;

(xvi)           Indebtedness of the Company and its Subsidiaries representing the obligation of such Person to make payments with respect to the cancellation or repurchase of Capital Stock of officers, employees or directors (or their estates) of the Company or such Subsidiaries pursuant to the terms of employment, severance or termination agreements, benefit plans or similar documents;

(xvii)           Indebtedness incurred by a Securitization Subsidiary in connection with a Qualified Securitization Transaction that is not recourse with respect to the Company and its Restricted Subsidiaries; provided, however, that in the event such Securitization Subsidiary ceases to qualify as a Securitization Subsidiary or such Indebtedness becomes recourse to the Company or any of its Restricted Subsidiaries, such Indebtedness will, in each case, be deemed to be, and must be classified by the Company as, incurred at such time (or at the time initially incurred) under one more of the other provisions of this covenant;

(xxviii)             the disposition of accounts receivable in connection with receivables factoring arrangements in the ordinary course of business;

(xxix)           unsecured Indebtedness in respect of obligations of the Company or any of its Restricted Subsidiaries to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services; provided that such obligations are incurred in connection with open accounts extended by suppliers on customary trade terms (which require that all such payments be made within 60 days after the Incurrence of the related obligations) in the ordinary course of business;

(xx)           Indebtedness representing deferred compensation to employees of the Company or any of its Restricted Subsidiaries incurred in the ordinary course of business;

(xxi)           reimbursement obligations with respect to letters of credit, bank guarantees, warehouse receipts or similar instruments issued in the ordinary course of business, and Indebtedness of the Company in respect of letters of credit issued by the Company for its own account or for the account of any of its Restricted Subsidiaries;

(xxii)           Indebtedness of Foreign Subsidiaries up to, but not exceeding, the sum of (x) $50.0 million plus (y) the Foreign Borrowing Base at any one time outstanding;

(xxiii)           Contribution Indebtedness;

(xxiv)           Real Estate Financing in an aggregate amount outstanding at any one time not to exceed $25.0 million;

(xxv)           the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness (which may include, but is not limited to, Indebtedness of the types referred to in the foregoing clauses (i) through (xxii) and clauses (xxiv) and (xxvi) of this Section 4.04 in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (xxv), not to exceed the greater of $125.0 million and 12.5% of Consolidated Assets; and

(xxvi)           Indebtedness of a Restricted Subsidiary outstanding on the date on which such Restricted Subsidiary was acquired by the Company or otherwise became a Restricted Subsidiary (other than Indebtedness incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate the transaction or series of transactions pursuant to which such Restricted Subsidiary became a Subsidiary of the Company or was otherwise acquired by the Company), provided that after giving effect thereto, (A) the Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test in the first paragraph of this Section 4.04 above, or (B) the Fixed Charge Coverage Ratio would be no worse than immediately prior thereto.

For purposes of determining compliance with this Section 4.04, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (xxvi) above, or is entitled to be incurred pursuant to the first paragraph of this Section 4.04, the Company will be permitted to classify and reclassify such item of Indebtedness in any manner that complies with this Section 4.04.  Indebtedness under the Credit Agreement outstanding on the Issue Date will be deemed to have been incurred on such date in reliance on the exception provided by clause (i) of the definition of Permitted Debt.

Notwithstanding any other provision of this Section 4.04, the maximum amount of Indebtedness that may be incurred pursuant to this Section 4.04 will not be deemed to be exceeded with respect to any Indebtedness solely as a result of fluctuations in exchange rates or currency values.  Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness that is otherwise included in the determination of particular amount of Indebtedness shall not be included in the determination of such amount of Indebtedness; provided that the incurrence of the Indebtedness represented by such guarantee or letter of credit, as the case may be, was in compliance with this Section 4.04.

SECTION 3.04.   Asset Sales.

(a)           The Company shall not, and shall not permit any of the Restricted Subsidiaries to, consummate an Asset Sale unless:

(i)           the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;

(ii)           the fair market value is determined by the Company’s Board of Directors and evidenced by a resolution of the Board of Directors; and

(iii)           at least 75% of the consideration received in the Asset Sale by the Company or such Restricted Subsidiary is in the form of cash, Cash Equivalents and/or Replacement Assets.  For purposes of this clause (iii), each of the following shall be deemed to be cash:

(A)           any liabilities, as shown on the most recent balance sheet (or footnotes thereof) of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Securities or any Subsidiary Guarantee) that are assumed by the transferee of any such assets and from which the Company or such Restricted Subsidiary is released from further liability;

(B)           any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash within 180 days of receipt, to the extent of the cash received in that conversion; and

(C)           any Designated Non-cash Consideration received by the Company or any of its Restricted Subsidiaries in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (C) that is at that time outstanding, not to exceed the greater of $25.0 million and 2.5% of the Consolidated Assets at the time of the receipt of such Designated Non-cash Consideration (with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value).

(b)           Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company or a Restricted Subsidiary may apply those Net Proceeds at its option:

(i)           to repay, prepay, redeem or repurchase (x) any Indebtedness secured by such assets or any unsubordinated secured Indebtedness of the Company or any Guarantor or (y) any Indebtedness of a Restricted Subsidiary that is not a Guarantor;

(ii)           to acquire all or substantially all of the assets of, or a majority of the Voting Stock of, another Permitted Business;

(iii)           to make a capital expenditure;

(iv)           to acquire Replacement Assets;

(v)           to acquire other long-term assets that are used or useful in a Permitted Business; or

(vi)           any combination of any of the foregoing.

(c)           The Company or the Restricted Subsidiary will be deemed to have complied with paragraph (b) above with respect to any such Net Proceeds if it enters into a binding agreement to make an acquisition or capital expenditure permitted pursuant to clause (ii), (iii), (iv) or (v) of the immediately preceding sentence in an amount equal to such Net Proceeds within such 365 days; provided that, if the relevant acquisition or capital expenditure is not consummated or completed, as the case may be, within the later of (x) 365 days after the receipt of the relevant Net Proceeds and (y) 180 days after the date of such binding agreement, such Net Proceeds will constitute “Excess Proceeds.” Pending the final application of any Net Proceeds, the Company or the Restricted Subsidiary may temporarily invest the Net Proceeds in any manner that is not prohibited by this Indenture.

(d)           Any Net Proceeds from Asset Sales that are not applied or invested as provided in paragraph (c) above shall constitute “Excess Proceeds.”  When the aggregate amount of Excess Proceeds exceeds $20.0 million, the Company shall make an offer (an “Asset Sale Offer”) to all Holders of Securities and all holders of other Indebtedness that is pari passu with the Securities to purchase the maximum principal amount of Securities and such other pari passu Indebtedness that may be purchased in minimum denominations of $2,000 principal amount and in integral multiples of $1,000 in excess thereof out of the Excess Proceeds pursuant to the procedures required by Section 3.08.  The offer price in any Asset Sale Offer will be equal to 100% of the principal amount (or, in the event such other pari passu Indebtedness was issued with significant original issue discount, 100% of the accreted value thereof), plus accrued but unpaid interest and Additional Interest, if any, to the date of purchase (or, in respect of such other pari passu Indebtedness, such lesser price, if any, as may be provided for by the terms of such pari passu Indebtedness), and will be payable in cash.  If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture.  If the aggregate principal amount of Securities and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Securities and such other pari passu Indebtedness to be purchased on a pro rata basis.  Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Securities pursuant to an Asset Sale Offer.  To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of this Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of this Indenture by virtue of such conflict.

SECTION 3.05.   Restricted Payments.

The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

(i)           declare or pay any dividend or make any other payment or distribution on account of the Company’s or any Restricted Subsidiary’s Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or to the Company or a Restricted Subsidiary);

(ii)           purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company;

(iii)           make any voluntary or optional payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Indebtedness, except a payment of interest or principal at the Stated Maturity thereof or the purchase, redemption, defeasance, acquisition or retirement for value of any such Indebtedness within 365 days of the Stated Maturity thereof; or

(iv)           make any Restricted Investment

(all such payments and other actions set forth in these clauses (i) through (iv) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:

(1)           no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

(2)           the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.04; and

(3)           such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after December 30, 2011 (excluding Restricted Payments permitted by clauses (ii), (iii), (iv), (vi), (vii), (viii), (ix), (x), (xi), (xii), (xiii), (xiv), (xv), (xvi) and (xvii) of the next succeeding paragraph) is less than the sum, without duplication, of:

(a) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from December 30, 2011 to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

(b) 100% of the aggregate net cash proceeds and the fair market value (as determined in good faith by the Board of Directors) of property or assets received by the Company since December 30, 2011 as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock and contributions used to fund Contribution Indebtedness) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities that have been converted into or exchanged for such Equity Interests of the Company (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary), plus

(c) to the extent that any Restricted Investment that was made after December 30, 2011 is sold for cash or Cash Equivalents (or a combination thereof) or otherwise liquidated or repaid for cash or Cash Equivalents (or a combination thereof), the lesser of (1) the return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (2) the initial amount of such Restricted Investment, plus

(d) an amount equal to the sum of (x) the net reduction in Investments in Unrestricted Subsidiaries resulting from cash dividends, repayments of loans or advances or other transfers of assets, in each case to the Company or any Restricted Subsidiary from Unrestricted Subsidiaries, plus (y) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the fair market value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary, in each case since December 30, 2011 (provided, however, that the foregoing sum shall not exceed, in the case of any Unrestricted Subsidiary, the amount of Investments made since December 30, 2011 by the Company or any Restricted Subsidiary that were treated as Restricted Payments, and provided, further, that no amount will be included under this clause (d) to the extent it is already included in clauses (a), (b) or (c) above).

So long as no Default has occurred and is continuing or would be caused thereby, the provisions in the preceding paragraph shall not prohibit:

(i) the payment of any dividend within 60 days after the date of declaration of the dividend, if at the date of declaration the dividend payment would have complied with the provisions of this Indenture;

(ii) the redemption, repurchase, retirement, defeasance or other acquisition of any Subordinated Indebtedness of the Company or any Restricted Subsidiary or of any Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary) of, Equity Interests of the Company (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition will be excluded from clause (3)(b) of the preceding paragraph;

(iii) the defeasance, redemption, repurchase or other acquisition of Subordinated Indebtedness of the Company or any Restricted Subsidiary with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

(iv) the payment of any dividend or similar distribution by a Restricted Subsidiary to the holders of its Equity Interests on a pro rata basis;

(v) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary held by any officer, director or employee of the Company or any Subsidiary of the Company in connection with any management equity subscription agreement, any compensation, retirement, disability, severance or benefit plan or agreement, any stock option or incentive plan or agreement, any employment agreement or any other similar plans or agreements; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $7.5 million in any calendar year (with unused amounts in any calendar year being carried over to succeeding years);

(vi) the repurchase of Equity Interests deemed to occur upon the exercise of stock options or stock appreciation rights or the lapsing of restrictions on restricted stock, to the extent such Equity Interests represent a portion of the exercise price of those stock options or stock appreciation rights or the withholding taxes payable in connection with such stock options, stock appreciation rights or restricted stock;

(vii) additional Restricted Payments, provided that, after giving pro forma affect to any such Restricted Payment, the Guaranteed Debt Ratio is no greater than 2.0 to 1;

(viii) the repurchase of any class of Capital Stock of a Restricted Subsidiary (other than Disqualified Stock) if such repurchase is made pro rata among all holders of such class of Capital Stock;

(ix) the payment of any scheduled dividend or similar distribution, and any scheduled repayment of the stated amount, liquidation preference or any similar amount at final maturity or on any scheduled redemption or repurchase date, in respect of any series of preferred stock or similar securities of the Company or any Restricted Subsidiary (including Disqualified Stock), provided that such series of preferred stock or similar securities was issued in compliance with Section 4.04;

(x) payments in lieu of fractional shares;

(xi) the purchase of any Indebtedness that is subordinate to the Securities at a purchase price no greater than 101% of the principal amount thereof in the event of a Change of Control in accordance with provisions similar to those described under Section 4.14; provided that prior to such purchase the Company has made the Change of Control Offer as provided in such section and has purchased all Securities validly tendered for payment in connection with such Change of Control Offer;

(xii) honoring any conversion request by a holder of convertible securities and making required cash payments in connection therewith;

(xiii) any purchase, redemption, repurchase, defeasance or other acquisition or retirement of Subordinated Indebtedness (x) from Net Proceeds to the extent permitted by Section 4.05 or (y) following the occurrence of a Change of Control (or other similar event described therein as a “change of control”), but only if the Company shall have complied with Section 4.14 and, if required, purchased all Securities tendered pursuant to the offer to repurchase all the Securities required thereby, prior to purchasing or repaying such Subordinated Indebtedness;

(xiv) payments or distributions to dissenting stockholders pursuant to applicable law in connection with any merger, consolidation or disposition in accordance with the terms of this Indenture;

(xv) the purchase, redemption, cancellation or other retirement for a nominal value per right of any rights granted to holders of the Company’s common stock pursuant to a shareholder rights plan;

(xvi) the repurchase, redemption or other acquisition of Disqualified Stock of the Company or any of its Restricted Subsidiaries in exchange for or out of the proceeds of a substantially concurrent offering of, Disqualified Stock of the Company; and

(xvii) additional Restricted Payments in an aggregate amount not to exceed $100.0 million (with each such Restricted Payment being valued as of the date made and without regard to subsequent changes in value).

The amount of all Restricted Payments (other than cash) will be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment.  The fair market value of any assets or securities in excess of $25.0 million that are required to be valued by this Section 4.06 will be determined by the Board of Directors of the Company in good faith, whose determination with respect thereto will be conclusive.

For purposes of determining compliance with this Section 4.06, in the event that a Restricted Payment meets the criteria of more than one of the categories of Restricted Payments described in clauses (i) through (xvii) above, or is entitled to be incurred pursuant to the first paragraph of this Section 4.06, the Company will be entitled to classify such Restricted Payment

(or portion thereof) on the date of its payment or later reclassify such Restricted Payment (or portion thereof) in any manner that complies with this Section 4.06.

SECTION 3.06   Corporate Existence.

Subject to Article Five, the Company shall do or shall cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership, limited liability company or other existence of each of its Subsidiaries in accordance with the respective organizational documents of each such Subsidiary and the rights (charter and statutory) and material franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right or franchise, or the corporate existence of any Subsidiary, if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole; provided further, however, that a determination of the Board of Directors of the Company shall not be required in the event of a merger of one or more Subsidiaries with or into another Subsidiary or another Person, if the surviving Person is a Subsidiary organized under the laws of the United States or a State thereof or of the District of Columbia.

SECTION 3.07.   Payment of Taxes and Other Claims.

The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all material taxes, assessments and governmental charges levied or imposed upon the Company or any of its Subsidiaries or upon the income, profits or property of the Company or any of its Subsidiaries; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings, or where the failure to pay or discharge such tax, assessment, charge or claim would not have a material adverse impact on the Company or any of its Subsidiaries, as determined in good faith by the Board of Directors.

SECTION 3.08.   Notice of Defaults.

Within 30 days after becoming aware of any Default, if such Default is then continuing, the Company shall promptly deliver an Officers’ Certificate to the Trustee specifying the details of such Default and the action which the Company proposes to take with respect thereto.

SECTION 3.09.   [Intentionally Blank].

SECTION 3.10.   Compliance Certificate.

The Company and each Guarantor (to the extent required by the TIA) shall deliver to the Trustee within 95 days after the close of each fiscal year an Officers’ Certificate stating that a review of the activities of the Company has been made under the supervision of the signing Officers with a view to determining whether a Default has occurred and whether or not the signers know of any Default by the Company that occurred during such fiscal year.  If they do know of such a Default, the Officers’ Certificate shall describe all such Defaults, their status and the action the Company is taking or proposes to take with respect thereto.  The first Officers’ Certificate to be delivered by the Company pursuant to this Section 4.11 shall be for the fiscal year ending March 30, 2013.

SECTION 3.11.   Provision of Financial Information.

Whether or not required by the Commission, so long as any Securities are outstanding, the Company will furnish to the Holders of Securities and file with the Commission (unless the Commission will not accept such filing), within the time periods specified in the Commission’s rules and regulations:

(1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Company’s certified independent accountants; and

(2) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports;

provided, that any information accepted for filing with the Commission shall be deemed to have been furnished to Holders of the Securities, provided, however, that the Trustee shall have no responsibility whatsoever to determine if any such filing has occurred.

SECTION 3.12.   Waiver of Stay, Extension or Usury Laws.

The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law, which would prohibit or forgive the Company from paying all or any portion of the principal of and/or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 3.13.   Change of Control.

(a)  If a Change of Control occurs, unless the Company has exercised its right to redeem all of the Securities as described under Section 3.03 by giving notice of such redemption to the Holders of the Securities, each Holder of Securities will have the right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Securities (a “Change of Control Offer”) on the terms set forth herein.  In the Change of Control Offer, the Company will offer an amount in cash equal to 101% of the aggregate principal amount of Securities repurchased plus accrued and unpaid interest and Additional Interest, if any, on the Securities repurchased, to (but not including) the date of purchase (a “Change of Control Payment”).  Within 30 days following any Change of

Control, the Company will mail a notice to each Holder stating the transaction or transactions that constitute the Change of Control and offering to repurchase Securities on the date specified in the notice (the “Change of Control Payment Date”), which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by Section 3.08 and described in such notice.  The Company will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Securities as a result of a Change of Control.  To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of this Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of this Indenture by virtue of such conflict.

(b)           On the Change of Control Payment Date, the Company will, to the extent lawful:

(i)           accept for payment all Securities or portions of Securities properly tendered pursuant to the Change of Control Offer;

(ii)           deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Securities or portions of Securities properly tendered; and

(iii)           deliver or cause to be delivered to the Trustee the Securities properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Securities or portions of Securities being purchased by the Company.

(c)           The paying agent will promptly mail to each Holder of Securities who properly tendered the Change of Control Payment for such Securities, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Security equal in principal amount to any unpurchased portion of the Securities surrendered, if any; provided that each new Security will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

(d)           The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.  The provisions described above that require the Company to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of this Indenture are applicable.

(e)           Notwithstanding anything to the contrary in this Section 4.14, the Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Securities properly tendered and not withdrawn under the Change of Control Offer.  Any Change of Control Offer may be made in advance of, and conditioned on the consummation of, such Change of Control.

Senior Subordinated Indebtedness.

The Company will not, directly or indirectly, incur any Indebtedness that is subordinate or junior in right of payment to any other Indebtedness of the Company unless it is subordinate in right of payment to the Securities to the same extent.  The Company will not permit any Guarantor to incur any Indebtedness that is subordinate or junior in right of payment to any other Indebtedness of such Guarantor unless it is subordinate in right of payment to such Guarantor’s Subsidiary Guarantee to the same extent.

SECTION 3.14.   Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(i)           pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to the Company or any of its Restricted Subsidiaries;

(ii)           make loans or advances to the Company or any of its Restricted Subsidiaries; or

(iii)           transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(a)           agreements governing Existing Indebtedness and Credit Facilities as in effect on the Issue Date and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements, provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the Issue Date;

(b)           this Indenture, the Securities, Subsidiary Guarantees, the Exchange Securities and the Exchange Subsidiary Guarantees;

(c)           applicable law;

(d)           any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such encumbrances or restrictions were incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred;

(e)           customary non-assignment provisions in leases and licenses entered into in the ordinary course of business;

(f)           purchase money obligations or Capital Lease Obligations for property acquired or leased in the ordinary course of business that impose restrictions on that property or assets of the nature described in clause (iii) of the preceding paragraph of this Section 4.16;

(g)           any agreement for the sale or other disposition of a Restricted Subsidiary or any assets thereof that restricts distributions by that Restricted Subsidiary pending the sale or other disposition;

(h)           Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(i)           Liens securing Indebtedness otherwise permitted to be incurred pursuant to Section 4.17;

(j)           provisions with respect to the disposition or distribution of assets or property in joint venture agreements, assets sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business;

(k)           restrictions imposed in connection with a financing transaction involving a sale or other disposition of accounts receivable and related assets (including, without limitation, in connection with a securitization or similar financing) or in connection with a financing involving a subsidiary trust or similar financing vehicle that is permitted pursuant to Section 4.04, provided that such restrictions do not materially adversely affect the Company’s ability to pay interest and principal on the Securities when due;

(l)           restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business or imposed by governmental agencies or authorities;

(m)           in the case of clause (iii) of the preceding paragraph of this Section 4.16, encumbrances or restrictions arising or agreed to in the ordinary course of business, not relating to Indebtedness and that do not materially detract from the value of the property or assets of the Company and its Restricted Subsidiaries; and

(n)           encumbrances or restrictions in the terms of Indebtedness permitted to be incurred under this Indenture if the encumbrance or restriction is not materially more disadvantageous to Holders than is customary in comparable financings and will not, at the time of creation, materially affect the Company’s ability to make principal or interest payments on the Securities (in each case determined by the Company in good faith).

SECTION 3.15.   Liens.

The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind on any property or asset now owned or hereafter acquired by the Company or such Restricted Subsidiary, except Permitted Liens, without making effective provision whereby any and all Securities then or thereafter outstanding will be secured by a Lien equally and ratably with or prior to any and all other obligations thereby secured for so long as any such obligations shall be so secured.

Any Lien created for the benefit of Holders pursuant to the preceding paragraph shall provide by its terms that any such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Lien securing such other Indebtedness.

SECTION 3.16.   Subsidiary Guarantees.

If the Company or any of its Restricted Subsidiaries acquires or creates another Domestic Subsidiary after the Issue Date, then that newly acquired or created Domestic Subsidiary (other than an Excluded Subsidiary) will become a Guarantor and execute a supplemental indenture pursuant to which such Domestic Subsidiary shall unconditionally Guarantee all of the Company’s obligations under the Securities and this Indenture on the terms set forth in this Indenture and deliver an Opinion of Counsel satisfactory to the Trustee promptly after the end of the fiscal quarter in which it was acquired or created.  If after the Issue Date any Excluded Subsidiary Guarantees any Indebtedness of the Company, then that Excluded Subsidiary will become a Guarantor and execute a supplemental indenture pursuant to which such Domestic Subsidiary shall unconditionally Guarantee all of the Company’s obligations under the Securities and this Indenture on the terms set forth in this Indenture and deliver an Opinion of Counsel satisfactory to the Trustee promptly after the end of the fiscal quarter in which it Guaranteed such other Indebtedness of the Company.

The Company may, at its option, cause any of its Subsidiaries to be a Guarantor.

SECTION 3.17.   Covenant Suspension.

(a)           From and after the first date on which both (a) the Securities are rated Investment Grade by at least two Rating Agencies and (b) there shall not exist a Default or Event of Default under this Indenture (the occurrence of the events described in the foregoing clauses (a) and (b) being collectively referred to as a “Rating Event”), the Company and the Restricted Subsidiaries will no longer be subject to Sections 4.03, 4.04, 4.05, 4.06, 4.16, 4.18 and clause (iv) under Section 5.01.

(b)           Upon the occurrence of a Rating Event, (the “Suspension Date”), the Subsidiary Guarantees of each of the Guarantors will be automatically released.  In the event that the Company and the Restricted Subsidiaries are not subject to the Suspended Covenants under this Indenture for any period of time as a result of the foregoing, and on any subsequent date (the

“Reversion Date”) one or both of the Rating Agencies withdraw their Investment Grade rating or downgrade the rating assigned to the Securities below an Investment Grade rating then, following the Reversion Date, the Company and the Restricted Subsidiaries will again be subject to the Suspended Covenants under this Indenture and all required Subsidiary Guarantees will be reinstated and issued.  In the event of any such reinstatement, no action taken or omitted to be taken by the Company or any of its Restricted Subsidiaries prior to such reinstatement will give rise to a Default or Event of Default under this Indenture with respect to Securities.  Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under Section 4.06 will be made as though such covenant had been in effect prior to, but not during, any Suspension Period (and, for the avoidance of doubt, all Restricted Payments made during the Suspension Period and all Consolidated Net Income and other amounts attributable to the Suspension Period that would otherwise increase the amount of Restricted Payments available to be made pursuant to any clause (including, without limitation, pursuant to clause (3) of the first paragraph) of Section 4.06 shall be excluded in determining the amount of Restricted Payments available to be made following a Reversion Date).  For purposes of Section 4.04, all Indebtedness incurred, or Disqualified Stock or preferred stock issued, during the Suspension Period will be classified to have been incurred or issued pursuant to clause (ii) of the second paragraph of Section 4.04.  For purposes of Section 4.16, on the Reversion Date, any encumbrance or restriction on the ability of any Restricted Subsidiary described under clauses (i), (ii) or (iii) of the first paragraph thereof created, otherwise caused or permitted to exist or become effective during the Suspension Period shall be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under clause (a) of the second paragraph of Section 4.16.  For purposes of Section 4.03, on the Reversion Date, any Affiliate Transaction entered into or permitted to exist during the Suspension Period shall be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under clause (2) of the second paragraph of Section 4.03.  Additionally, upon the occurrence of a Rating Event, the amount of Excess Proceeds from Net Proceeds shall be reset at zero.

(c)           Notwithstanding that the Suspended Covenants may be reinstated, no Default or Event of Default will be deemed to have occurred as a result of any failure by the Company or any Restricted Subsidiary to comply with the Suspended Covenants during any Suspension Period (or upon termination of the Suspension Period or after that time arising out of events that occurred or actions taken during the Suspension Period) and the Company and any Restricted Subsidiary will be permitted, without causing a Default or Event of Default or breach of any kind under this Indenture, to honor, comply with or otherwise perform any contractual commitments or obligations entered into during a Suspension Period following a Reversion Date and to consummate the transactions contemplated thereby.

(d)           The Company, in an Officers’ Certificate, shall provide the Trustee notice of any Covenant Suspension or Reversion Date.  The Trustee will have no obligation to (i) independently determine or verify if such events have occurred, (ii) make any determination regarding the impact of actions taken during the Suspension Period on the Issuer’s future compliance with its covenants or (iii) notify the Holders of a Covenant Suspension or Reversion Date.

Designation of Restricted and Unrestricted Subsidiaries.

The Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default.  If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary so designated will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the first paragraph of Section 4.06 or Permitted Investments, as determined by the Company.  That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.  The Board of Directors of the Company may re-designate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default.

ARTICLE FOUR

MERGERS; SUCCESSOR CORPORATION

SECTION 4.01.   Merger, Consolidation or Sales of Assets.

The Company will not, directly or indirectly:  (1) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person; unless:

(i)           either (a) the Company is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

(ii)           the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Company under the Securities, this Indenture and the Registration Rights Agreement pursuant to agreements reasonably satisfactory to the Trustee;

(iii)           immediately after such transaction, on a pro forma basis giving effect to such transaction or series of transactions (and treating any obligation of the Company or any Restricted Subsidiary incurred in connection with or as a result of such transaction or series of transactions as having been incurred at the time of such transaction), no Default or Event of Default exists; and

(iv)           the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance or other disposition has been made, will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four quarter period, (a) be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.04 or (b) have a Fixed Charge Coverage Ratio that is no worse than the Fixed Charge Coverage Ratio of the Company for such applicable four quarter period without giving pro forma effect to such transactions.  Clauses (iii) and (iv) of this Section 5.01 will not apply to any transaction in which (A) any Restricted Subsidiary consolidates with, merges into or transfers all or part of its assets to the Company or another Restricted Subsidiary or (B) the Company consolidates or merges with or into or transfers all or substantially all its properties and assets to an Affiliate incorporated or organized for the purpose of reincorporating the Company in another jurisdiction.

In addition, the Company may not, directly or indirectly, lease all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries, taken as a whole, in one or more related transactions, to any other Person.  This Section 5.01 will not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among the Company and any of the Guarantors.

SECTION 4.02.   Successor Corporation Substituted.

Upon any consolidation or merger, or any sale, assignment, transfer, conveyance, transfer or other disposition of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries, taken as a whole, in accordance with Section 5.01, the successor Person formed by such consolidation or into which the Company is merged or to which such sale, assignment, transfer, conveyance or other disposition is made, shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor had been named as the Company therein.  When a successor assumes all the obligations of its predecessor under this Indenture and the Securities following a consolidation or merger, or any sale, assignment, transfer, conveyance or other disposition of all or substantially all of the assets of the predecessor in accordance with the foregoing provisions, the predecessor shall be released from those obligations.

ARTICLE FIVE

DEFAULT AND REMEDIES

SECTION 5.01.   Events of Default.

An “Event of Default” occurs if:

(a)           the Company defaults for 30 days in the payment when due of interest or Additional Interest on the Securities;

(b)           the Company defaults in payment when due of the principal of, or premium, if any, on the Securities (including the failure to repurchase Securities pursuant to a Change of Control Offer or Asset Sale Offer);

(c)           the Company or any Restricted Subsidiary fails to comply with Section 5.01;

failure by the Company or any Restricted Subsidiary fails to comply with any of the other agreements in this Indenture for 60 days after notice to the Company by the Trustee or Holders of at least 25% in principal amount of the Securities then outstanding;

(d)           the Company defaults under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the Issue Date, if that default:

(1)      is caused by a failure to pay principal of such Indebtedness at its final stated maturity after giving effect to any grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or

(2)      results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $25.0 million or more, provided that no default will be deemed to occur with respect to any such Indebtedness that is paid or otherwise acquired or retired within 20 business days after such acceleration or Payment Default;

(e)           the Company or any of its Restricted Subsidiaries fails to pay final, non-appealable judgments aggregating in excess of $25.0 million (net of any indemnity payments actually received in respect thereof, provided that such indemnity payments are not subject to any ongoing legal or other dispute or disagreement and are otherwise uncontested) that are not covered by insurance from a reputable insurer or as to which such insurer has not acknowledged coverage in writing, which judgments are not paid, discharged, bonded or stayed for a period of 60 days;

(f)           except as permitted by this Indenture, any Subsidiary Guarantee of a Significant Subsidiary of Securities shall be held in any final, non-appealable judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor that is a Significant Subsidiary, or any Person acting on behalf of any such Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee for the Securities;

(g)           the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(1)           commences a voluntary case or proceeding,

(2)           consents to the entry of an order for relief against it in an involuntary case or proceeding,

consents to the appointment of a Custodian of it or for all or substantially all of its property, or

(3)           makes a general assignment for the benefit of its creditors; and

(h)           a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(1)           is for relief against the Company or any Significant Subsidiary in an involuntary case or proceeding,

(2)           appoints a Custodian of the Company or any Significant Subsidiary or for all or substantially all of its property, or

(3)           orders the liquidation of the Company or any Significant Subsidiary,

and in each case the order or decree remains unstayed and in effect for 60 days; provided, however, that if the entry of such order or decree is appealed and dismissed on appeal then the Event of Default hereunder by reason of the entry of such order or decree shall be deemed to have been cured; or

A Default under clause (d) above is not an Event of Default in respect of the Securities until the Trustee or the Holders of at least 25% in principal amount of the Securities then outstanding notify the Company and the Trustee (in the case of a notice given by Holders) of the Default and the Company does not cure such within the time specified after receipt of such notice.

The term “Bankruptcy Law” means Title 11, U.S. Code, as amended, or any similar federal, state or foreign law for the relief of debtors.  The term “Custodian” means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

SECTION 5.02.   Acceleration.

If an Event of Default (other than an Event of Default with respect to the Company specified in Section 6.01(h) or (i)) shall occur and be continuing, either the Trustee or the Holders of at least 25% in principal amount of the then outstanding Securities may accelerate the maturity of all Securities; provided, however, that after such acceleration, but before judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of outstanding Securities may rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal, have been cured or waived as provided in this Indenture.  If an Event of Default specified in Section 6.01(h) or (i) with respect to the Company occurs, the outstanding Securities will ipso facto become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder in exercising any right or remedy maturing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  No remedy is exclusive of any other remedy.  All available remedies are cumulative to the extent permitted by law.

SECTION 5.03.   Waiver of Past Default.

Subject to Sections 2.09, 6.07 and 10.02, prior to the declaration of acceleration of the Securities, (i) the Holders of not less than a majority in aggregate principal amount of the outstanding Securities by written notice to the Trustee may waive an existing Default and its consequences, except a Default in the payment of principal of or interest on any Security as specified in Section 6.01(a) or (b), a default arising from failure to effect an Asset Sale Offer or a Change of Control Offer required under Section 4.05 or Section 4.14 or a Default in respect of any term or provision of this Indenture that may not be amended or modified without the consent of each Holder affected as provided in Section 10.02 and (ii) the Holders of three-fourths of the aggregate principal amount of Securities affected thereby, on behalf of all Holders, may waive a Default arising from failure to effect an Asset Sale Offer or a Change of Control Offer required under Section 4.05 or Section 4.14.  The Company shall deliver to the Trustee an Officers’ Certificate stating that the requisite percentage of Holders have consented to such waiver and attaching copies of such consents.  In case of any such waiver, the Company, the Trustee and the Holders shall be restored to their former positions and rights hereunder and under the Securities, respectively.  This paragraph of this Section 6.04 shall be in lieu of Section 316(a)(1)(B) of the TIA and such Section 316(a)(1)(B) of the TIA is hereby expressly excluded from this Indenture and the Securities, as permitted by the TIA.

Upon any such waiver, such Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred for every purpose of this Indenture and the Securities, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 5.04.   Control by Majority.

Subject to Section 2.09, the Holders of a majority in principal amount of the then outstanding Securities will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, or exercising any trust or power conferred on it.  However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another

Holder, or that may involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.  In the event the Trustee takes any action or follows any direction pursuant to this Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against any loss, or expense caused by taking such action or following such direction.

This Section 6.05 shall be in lieu of Section 316(a)(1)(A) of the TIA, and such Section 316(a)(1)(A) of the TIA is hereby expressly excluded from this Indenture and the Securities, as permitted by the TIA.

SECTION 5.05.   Limitation on Suits.

A Holder may not pursue any remedy with respect to this Indenture or the Securities unless:

(1)      the Holder gives to the Trustee written notice of a continuing Event of Default;

(2)      the Holders of at least 25% in aggregate principal amount of the outstanding Securities make a written request to the Trustee to pursue a remedy;

(3)      such Holder or Holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

(4)      the Trustee does not comply with the request specified in (2) above within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

(5)      during such 60-day period the Holders of a majority in aggregate principal amount of the outstanding Securities (excluding Affiliates of the Company) do not give the Trustee a direction which, in the opinion of the Trustee, is inconsistent with the request specified in (2) above.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

The limitations in this Section 6.06 do not apply to a suit instituted by a Holder of a Security for enforcement of payment of the principal of and premium, if any, or of interest on such Security on or after the respective due dates therefor.

SECTION 5.06.   Rights of Holders to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Securities, on or after the respective due dates therefor, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Collection Suit by Trustee.

If an Event of Default in payment of interest or principal specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Securities for the whole amount of principal and accrued interest and Additional Interest, if any, remaining unpaid, together with interest overdue on principal and to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Securities and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 5.07.   Trustee May File Proofs of Claim.

The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Securities), its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.07.  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 5.08.   Priorities.

If the Trustee collects any money or property pursuant to this Article Six, it shall pay out the money or property in the following order:

First:    to the Trustee for amounts due under Section 7.07;

Second:    to Holders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

Third:    to the Company.

The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.11 shall not apply to a suit by the Trustee, a suit by a Holder or group of Holders of more than 10% in aggregate principal amount of the outstanding Securities, or to any suit instituted by any Holder for the enforcement or the payment of the principal or interest on any Securities on or after the respective due dates therefor.

ARTICLE SIX

TRUSTEE

SECTION 6.01.   Duties of Trustee.

(a)           If a Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)           Except during the continuance of a Default:

(1)      The Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)      In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions conforming to the requirements of this Indenture; provided, however, in the case of certificates or opinions specifically required by any provision of this Indenture to be furnished to it, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)           The Trustee shall not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1)      This paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(2)      The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d)           No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or take any action at the request or direction of Holders if it shall have reasonable grounds for believing that repayment of such funds is not assured to it or it does not receive an indemnity satisfactory to it in its sole discretion against such risk, liability, loss, fee or expense which might be incurred by it in compliance with such request or direction.

(e)           The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(f)           Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c), (d) and (e) of this Section 7.01.

(g)           The Trustee shall not be liable for interest on any money or assets received by it except as the Trustee may agree in writing with the Company.  Money or assets held in trust by the Trustee need not be segregated from other funds or assets except to the extent required by law.

SECTION 6.02.   Rights of Trustee.

Subject to Section 7.01:

(a)           The Trustee may conclusively rely and shall be protected in acting or refraining from acting on any document whether in its original or facsimile form believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated in the document.

(b)           Before the Trustee acts or refrains from acting, it may consult with counsel of its selection and may require an Officers’ Certificate and an Opinion of Counsel, which shall conform to the provisions of Section 13.05.  The Trustee shall not be liable for any action it takes, suffers or omits to take in good faith in reliance on such certificate or opinion.

(c)           The Trustee may act through attorneys and agents of its selection and shall not be responsible for the misconduct or negligence of any agent or attorney (other than an agent who is an employee of the Trustee) appointed with due care.

(d)           The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers conferred upon it by this Indenture.

The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(e)           Provided the Trustee acts in good faith, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(f)           The Trustee shall not be deemed to have notice of any Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture.

(g)           In no event shall the Trustee be responsible or liable for special, indirect, punitive, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(h)           The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian or other Person employed to act hereunder.

(i)           The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(j)           The Trustee may request that the Company deliver a certificate, substantially in the form set forth as Exhibit E hereto, setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

SECTION 6.03.   Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may become a creditor of, or otherwise deal with, the Company or any of its Affiliates with the same rights it would have if it were not Trustee.  However, in the event that the Trustee acquires any conflicting interest as described in the TIA (as in effect at such time), it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign.  Any Agent may do the same with like rights and duties.  The Trustee is also subject to Sections 7.10 and 7.11.

SECTION 6.04.   Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company’s use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in this Indenture or any document issued in connection with the sale of Securities or any statement in the Securities other than the Trustee’s certificate of authentication.

SECTION 6.05.   Notice of Defaults.

The Trustee shall, within 30 days after the occurrence of any Default or Event of Default with respect to the Securities, give the Holders notice of all uncured Defaults or Events of Default actually known to it; provided, however, that, except in the case of an Event of Default or a Default in payment with respect to the Securities or a Default or Event of Default in complying with Section 5.01, the Trustee shall be protected in withholding such notice if and so long as a committee of responsible officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders.

SECTION 6.06.   Reports by Trustee to Holders.

If required by TIA Section 313(a), within 60 days after each July 1 beginning with the July 1 following the date of this Indenture, the Trustee shall mail to each Holder a report dated as of such July 1 that complies with TIA Section 313(a).  The Trustee also shall comply with TIA Section 313(b), (c) and (d).

A copy of each such report at the time of its mailing to Holders shall be filed with the Commission, the Company and each stock exchange, if any, on which the Securities are listed in accordance with TIA Section 313(d).

The Company shall promptly notify the Trustee in writing if the Securities become listed on any securities exchange or of any delisting therefrom.

SECTION 6.07.   Compensation and Indemnity.

The Company shall pay to the Trustee from time to time such compensation as the Company and the Trustee shall from time to time agree in writing for its services.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances (including reasonable fees, disbursements and expenses of its agents and counsel) incurred or made by it in addition to the compensation for its services except any such disbursements, expenses and advances as shall be determined to have been caused by the Trustee’s own negligence, willful misconduct or bad faith.  Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents, accountants, experts and counsel and any taxes or other expenses incurred by a trust created pursuant to Section 9.01 hereof.

The Company shall indemnify the Trustee or any predecessor Trustee and their agents for, and hold them harmless against any and all loss, damage, claims, liability or expense, including taxes (other than franchise taxes imposed on the Trustee and taxes based upon, measured by or determined by the income of the Trustee), arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and of defending itself against any claim (whether asserted by any Holder or the Company or any other person) or liability in connection with the exercise or performance of any of their powers or duties hereunder, except to the extent that such loss, damage, claim, liability or expense is due to their own negligence, willful misconduct or bad faith.  The Trustee shall notify the Company promptly of any claim asserted against the Trustee of which a Trust Officer has received written notice for which it may seek indemnity.  However, the failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder (unless and only to the extent that such failure results in the loss or compromise of any rights or defenses).  The Company shall defend the claim and the Trustee shall cooperate in the defense (and may employ its own counsel) at the Company’s expense; provided, however, that the Company’s reimbursement obligation with respect to counsel employed by the Trustee will be limited to the reasonable fees and expenses of such counsel.  The Company need not pay for any settlement made without its written consent, which consent shall not be unreasonably withheld.

To the extent permitted by any outstanding Credit Facilities, to secure the Company’s payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Securities against all money or property held or collected by the Trustee or any predecessor Trustee, in their capacity as Trustee, except money or property held in trust to pay principal of or interest on particular Securities.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(h) or (i) occurs, the expenses (including the reasonable fees and expenses of its agents and counsel) and the compensation for the services shall be preferred over the status of the Holders in a proceeding under any Bankruptcy Law and are intended to constitute expenses of administration under any Bankruptcy Law.  The Company’s obligations under this Section 7.07 and any claim arising hereunder shall survive the resignation or removal of any Trustee, the discharge of the Company’s obligations pursuant to Article Nine and any rejection or termination under any Bankruptcy Law.

The provisions of this Section 7.07 shall survive the termination of this Indenture or the earlier resignation or removal of the Trustee.

Replacement of Trustee.

The Trustee may resign at any time by so notifying the Company in writing.  The Holders of a majority in aggregate principal amount of the outstanding Securities may remove the Trustee by so notifying the Trustee and the Company in writing and may appoint a successor Trustee with the Company’s consent.  The Company may remove the Trustee if:

(1)      the Trustee fails to comply with Section 7.10;

(2)      the Trustee is adjudged a bankrupt or an insolvent under any Bankruptcy Law;

(3)      a custodian or other public officer takes charge of the Trustee or its property; or

(4)      the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company.  As promptly as practicable after that, the retiring Trustee shall transfer, after payment of all sums then owing to the Trustee pursuant to Section 7.07, all property held by it as Trustee to the successor Trustee, subject to the Lien provided in Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have the rights, powers and duties of the Trustee under this Indenture.  A successor Trustee shall mail notice of its succession to each Holder.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in aggregate principal amount of the outstanding Securities may, at the expense of the Company, petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 6.08.   Successor Trustee by Merger, Etc.

If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or banking corporation, the resulting, surviving or transferee corporation or banking corporation without any further act shall be the successor Trustee.

Eligibility; Disqualification.

This Indenture shall always have a Trustee which shall be eligible to act as Trustee under TIA Sections 310(a)(1) and 310(a)(5).  The Trustee (or in the case of a corporation included in a bank holding company, the related bank holding company) shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.  If the Trustee has or shall acquire any “conflicting interest” within the meaning of TIA Section 310(b), the Trustee and the Company shall comply with the provisions of TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding, if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.  If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect hereinbefore specified in this Article Seven.

SECTION 6.09.   Preferential Collection of Claims Against Company.

The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b).  A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

ARTICLE SEVEN

[RESERVED]

ARTICLE EIGHT

SATISFACTION AND DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.01.   Termination of Company’s Obligations.

(a)           Satisfaction and Discharge.  This Indenture will be discharged and will cease to be of further effect as to all Securities issued hereunder, when:

(1)      either:

(A)           all Securities that have been authenticated, except lost, stolen or destroyed Securities that have been replaced or paid and Securities for whose payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for cancellation; or

(B)           all Securities that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders of Securities, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Securities not delivered to the Trustee for cancellation for principal, premium and accrued interest and Additional Interest, if any, to the date of maturity or redemption;

(2)      no Default or Event of Default with respect to the Securities has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and any similar deposit relating to other Indebtedness and, in each case, the granting of Liens to secure such borrowing) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound (other than with respect to the borrowing of funds to make the deposit required to effect such satisfaction and discharge and any similar deposit relating to other Indebtedness and in each case the granting of Liens to secure such borrowings);

(3)      the Company or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture with respect to the Securities; and

(4)      the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Securities at maturity or the date fixed for redemption, as the case may be.

In addition, the Company must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied or waived.

(b)           Legal Defeasance.  In addition to the provisions of Section 9.01(a),  the Company may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding Securities and all obligations of the Guarantors discharged with respect to their Subsidiary Guarantees (“Legal Defeasance”) except for:  (A) the rights of Holders of outstanding Securities to receive payments in respect of the principal of, or interest or Additional Interest and premium on, such Securities when such payments are due from the trust referred to below; (B)  the Company’s obligations with respect to the Securities concerning issuing temporary Securities, registration of Securities, mutilated, destroyed, lost or stolen Securities and the maintenance of an office or agency for payment and money for security payments held in trust; (C) the rights, powers, trusts, duties and immunities of the Trustee, and the Company’s and the Guarantors’ obligations in connection therewith; and (D) the Legal Defeasance provisions of this Indenture.

(c)           Covenant Defeasance.  In addition to the provisions of Section 9.01(a), In addition, the Company may, at its option and at any time, elect to have the obligations of the Company and the Guarantors released with respect to certain covenants that are described in this Indenture (“Covenant Defeasance”) and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the Securities.  In the event

Covenant Defeasance occurs in respect of the Securities, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events with respect to the Company) described under Section 6.01 will no longer constitute an Event of Default with respect to the Securities.

(d)           Conditions to Legal or Covenant Defeasance.  In order to exercise either Legal Defeasance or Covenant Defeasance:

(i)           the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Securities, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, without consideration of any reinvestment of interest, to pay the principal of, or interest or Additional Interest and premium on, the outstanding Securities on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether such Securities are being defeased to maturity or to a particular redemption date;

(ii)           in the case of Legal Defeasance, the Company has delivered to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that

(A)           the Company has received from, or there has been published by, the Internal Revenue Service a ruling or

(B)           since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the Holders of the outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(iii)           in the case of Covenant Defeasance, the Company has delivered to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(iv)           no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing);

(v)           such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture and the agreements governing any other Indebtedness being defeased, discharged or replaced) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

the Company must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Securities over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

(vi)           the Company must deliver to the Trustee an Officers’ Certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with or waived.

(e)           Notwithstanding the foregoing, the opinion of counsel required by clause (ii) of paragraph (d) above with respect to a Legal Defeasance need not be delivered if all Securities not theretofore delivered to the Trustee for cancellation (i) have become due and payable or (ii) will become due and payable on the Maturity Date or within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

(f)           Notwithstanding the foregoing paragraphs (b) and (c) of this Section 9.01 above, the Company’s obligations contained in Sections 2.03, 2.05, 2.06, 2.07, 4.02, 7.07, 7.08, 9.03 and 9.04 shall survive until the Securities are no longer outstanding.  In addition, notwithstanding the foregoing paragraph (c) of this Section 9.01, the Company’s obligations contained in Section 4.01 shall also survive until the Securities are no longer outstanding.  Thereafter the Company’s obligations in Sections 7.07, 9.03 and 9.04 shall survive.  After such delivery or irrevocable deposit and delivery of an Officers’ Certificate and Opinion of Counsel, the Trustee upon request of the Company shall acknowledge in writing the discharge of the Company’s and the Guarantors’ (if any) obligations under the Securities, the Guarantees and this Indenture other than those surviving obligations specified in this Section 9.01(e).

SECTION 8.02.   Application of Trust Money.

The Trustee shall hold in trust money or Government Securities deposited with it pursuant to Section 9.01, and shall apply the deposited money and the money from Government Securities in accordance with this Indenture solely to the payment of principal of and interest on the Securities.  The Company shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Government Securities deposited pursuant to Section 9.01 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of outstanding Securities.

SECTION 8.03.   Repayment to Company.

Subject to Sections 7.07 and 9.01, the Trustee shall promptly pay to the Company upon receipt by the Trustee of the Company’s written request accompanied by an Officers’ Certificate any excess money held by it at any time.  The Trustee shall pay to the Company upon such request any money held by it for the payment of principal or interest that remains unclaimed for two years; provided, however, that the Trustee before being required to make any payment shall at the expense of the Company cause to be published once in a newspaper of general circulation in The City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that, after a date specified therein which shall be at least

30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining shall be repaid to the Company.  After payment to the Company, Holders entitled to money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person, and all liability of the Trustee or Paying Agent with respect to such money shall thereupon cease.

SECTION 8.04.   Reinstatement.

If the Trustee is unable to apply any money or Government Securities in accordance with Section 9.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and the Guarantors’ (if any) obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 9.01 until such time as the Trustee is permitted to apply all such money or Government Securities in accordance with Section 9.01; provided, however, that if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or Government Securities held by the Trustee.

ARTICLE NINE

AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01.   Without Consent of Holders.

The Company and the Guarantors, if any, when authorized by a resolution of their respective Boards of Directors, and the Trustee may amend or supplement this Indenture or the Securities without notice to or consent of any Holder:

(1)      to cure any ambiguity, defect or inconsistency;

(2)      to provide for uncertificated Securities in addition to or in place of certificated Securities;

(3)      to provide for the assumption of the Company’s or a Guarantor’s obligations to Holders of Securities in the case of a merger or consolidation or sale, assignment, transfer, conveyance or other disposition of all or substantially all of the Company’s or a Guarantor’s assets or properties;

(4)      to make any change that would provide any additional rights or benefits to the Holders of Securities or that does not adversely affect the legal rights under this Indenture of any such Holder;

(5)      to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA;

(6)      to allow any Guarantor to execute a supplemental indenture and/or a Subsidiary Guarantee with respect to the Securities;

to evidence and provide the acceptance of the appointment of a successor Trustee under this Indenture;

(7)      to mortgage, pledge, hypothecate or grant a security interest in favor of the Trustee for the benefit of the Holders of Securities as additional security for the payment and performance of the Company’s or a Guarantor’s obligations;

(8)      to release a Guarantor from its Subsidiary Guarantee pursuant to the terms of this Indenture when permitted or required pursuant to the terms of this Indenture; or

(9)      to conform the text of this Indenture, the Securities or the Subsidiary Guarantees to any provision of to any provision of the section entitled “Description of the Notes” contained in the offering memorandum, dated February 16, 2012, relating to the Securities to the extent that such provision in this Description of Notes was intended to be a verbatim recitation of a provision of this Indenture, the Securities or the Subsidiary Guarantees, as provided in an Officers’ Certificate;

provided, however, that the Company has delivered to the Trustee an Opinion of Counsel and an Officers’ Certificate each stating that such amendment or supplement complies with the provisions of this Section 10.01.

SECTION 9.02.   With Consent of Holders.

The Company, the Guarantors, if any, and the Trustee may amend or supplement this Indenture or the Securities with the written consent of the Holders of at least a majority in principal amount of the Securities then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities) and any existing default or compliance with any provision of this Indenture or the Securities may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Securities (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities).  However, without the consent of each Holder affected, an amendment, supplement or waiver may not:

(1)           reduce the principal amount of Securities whose Holders must consent to an amendment, supplement or waiver;

(2)           reduce the principal of or change the fixed maturity of any Security, or change the date on which any Securities may be subject to redemption or repurchase, or reduce the redemption or repurchase price for those Securities;

(3)           reduce the rate of or change the time for payment of interest on any Security;

(4)           waive a Default or Event of Default in the payment of principal of, or interest or Additional Interest, if any, or premium on, the Securities (except a rescission of acceleration of the Securities by the Holders of at least a majority in aggregate principal amount of the Securities and a waiver of the payment default in respect of the Securities that resulted from such acceleration);

(5)           make any Security payable in money other than that stated in the Securities;

(6)           make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Securities to receive payments of principal of, or interest or Additional Interest or premium on, the Securities;

(7)           after the date of an event giving rise to a redemption, waive a redemption payment with respect to any Security (other than a payment required by Section 4.05 or Section 4.14);

(8)           release any Guarantor from any of its obligations under its Subsidiary Guarantee or this Indenture, except in accordance with the terms of this Indenture; or

(9)           make any change in the preceding amendment and waiver provisions.

It shall not be necessary for the consent of the Holders under this Section 10.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

SECTION 9.03.   Compliance with Trust Indenture Act.

Every amendment to or supplement of this Indenture or the Securities shall comply with the TIA as then in effect.

SECTION 9.04.   Revocation and Effect of Consents.

Until an amendment or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of that Security or portion of that Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security.  Subject to the following paragraph, any such Holder or subsequent Holder may revoke the consent as to such Holder’s Security or portion of such Security by written notice to the Trustee or the Company received before the date on which the Trustee receives an Officers’ Certificate certifying that the Holders of the requisite principal amount of Securities have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver.  If a record date is fixed, then, notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date.  No such consent shall be valid or effective for more than 90 days after such record date.

After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in the second sentence of Section 10.02.  In that case the amendment, supplement or waiver shall bind each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security.

SECTION 9.05.   Notation on or Exchange of Securities.

If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee.  The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder.  Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.  Failure to make the appropriate notation or issue a new Security shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06.   Trustee To Sign Amendments, Etc.

The Trustee shall be provided with, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers’ Certificate each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Ten is authorized or permitted by this Indenture and that such amendment, supplement or waiver constitutes the legal, valid and binding obligation of the Company and the Guarantors, enforceable in accordance with its terms (subject to customary exceptions).  The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article Ten, provided, however, that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.  In signing any amendment, supplement or waiver, the Trustee shall be entitled to receive an indemnity reasonably satisfactory to it.

ARTICLE TEN

SUBSIDIARY GUARANTEES

SECTION 10.01.   Unconditional Guarantee.

Each Guarantor who is or becomes a party to this Indenture hereby unconditionally, jointly and severally, guarantees to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns that:  the principal of and interest on the Securities will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration or otherwise, and interest on the overdue principal and interest on any overdue interest on the Securities and all other obligations of the Company to the Holders or the Trustee hereunder or under the Securities will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; subject, however, to the limitations set forth in Section 11.04.  Each such Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.  Each such Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that the Guarantee will not be discharged except by complete performance of the obligations contained in the Securities, this Indenture, and this Guarantee.  If any Holder or the Trustee is required by any court or otherwise to return to the Company, any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or any Guarantor, any amount paid by the Company or any Guarantor to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.  Each Guarantor further agrees that, as between each Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six for the purpose of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article Six, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of this Guarantee.  This Guarantee is intended to be superior to or pari passu in right of payment with the guarantee of Indebtedness, including the Credit Agreement, made by a Guarantor that obligated such Guarantor to enter into its Guarantee, and each Guarantor’s obligations under its Guarantee is independent of any obligation of the Company or any other Guarantor.  Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

SECTION 10.02.   Severability.

In case any provision of this Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 10.03.   Release of a Guarantor.

The Subsidiary Guarantee of a Guarantor will be released, and any Person acquiring assets (including by way of merger or consolidation) or Capital Stock of a Guarantor shall not be required to assume the obligations of any such Guarantor:

(i) in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary, if the sale or other disposition complies with Section 4.05;

(ii) in connection with any sale of all or a majority of the Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary, if the sale or other disposition complies with Section 4.05;

(iii) if the Company designates any Restricted Subsidiary that is a Guarantor to be an Unrestricted Subsidiary or an Excluded Subsidiary in accordance with the requirements of this Indenture;

(iv) if any Guarantor is otherwise no longer obligated to provide a Subsidiary Guarantee pursuant to this Indenture;

(v) upon the Company’s exercise of its legal defeasance option or covenant defeasance option as described under Section 9.01(b) and Section 9.01(c) or if the Company’s obligations under this Indenture and the Securities are discharged in accordance with the terms of this Indenture; or

(vi) pursuant to Section 4.19.

The Trustee shall, at the sole cost and expense of the Company and upon receipt at the reasonable request of the Trustee of an Opinion of Counsel that the provisions of this Section 11.03 have been complied with, deliver an appropriate instrument evidencing such release upon receipt of a request by the Company accompanied by an Officers’ Certificate certifying as to the compliance with this Section (which such release shall be automatic and without the need for further documentation).  Any Guarantor not so released remains liable for the full amount of principal of and interest on the Securities and the other obligations of the Company hereunder as provided in this Article Eleven.

SECTION 10.04.   Limitation of Guarantor’s Liability.

Each Guarantor, and by its acceptance hereof each Holder and the Trustee, hereby confirms that it is the intention of all such parties that the Guarantee by such Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of Title 11 of the United States Code, as amended, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar U.S. federal or state or other applicable law.  To effectuate the foregoing intention, the Holders and such Guarantor hereby irrevocably agree that the obligations of such Guarantor under the Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to Section 11.05, result in the obligations of such Guarantor under the Guarantee not constituting such fraudulent transfer or conveyance.

SECTION 10.05.   Contribution.

The Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders pursuant to the Guarantee.

SECTION 10.06.   Execution of Guarantee.

To further evidence their Guarantee to the Holders, any Guarantor required to Guarantee the Securities pursuant to Section 4.18 shall execute the endorsement of the Guarantee in substantially the form set forth in Exhibit A hereto, which endorsement shall be delivered to each Holder to be attached to each Security.  Each such Guarantor hereby agrees that its Guarantee set forth in Section 11.01 shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Guarantee.  Each such Guarantee shall be signed on behalf of each Guarantor by its Chairman of the Board of Directors, its President or one of its Vice Presidents prior to the authentication of the Security on which it is endorsed, and the delivery of such Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of such Guarantee on behalf of such Guarantor.  Such signature upon the Guarantee may be the manual or facsimile signature of such officer and may be imprinted or otherwise reproduced on the Guarantee, and in case such officer who shall have signed the Guarantee shall cease to be such officer before the Security on which such Guarantee is endorsed shall have been authenticated and delivered by the Trustee or disposed of by the Company, such Security nevertheless may be authenticated and delivered or disposed of as though the Person who signed the Guarantee had not ceased to be such officer of the Guarantor.

SECTION 10.07.   [Reserved].

SECTION 10.08.   Guarantors May Consolidate, Etc., on Certain Terms.

Except as otherwise provided in Section 11.03, a Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than the Company or another Guarantor, unless:

(1)      immediately after giving effect to that transaction, no Default or Event of Default exists; and

(2)       the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Guarantor under this Indenture and its Subsidiary Guarantee pursuant to a supplemental indenture satisfactory to the Trustee.

ARTICLE ELEVEN

[RESERVED]

ARTICLE TWELVE

MISCELLANEOUS

SECTION 12.01.   Trust Indenture Act Controls.

This Indenture is subject to the provisions of the TIA that are required to be a part of this Indenture, and shall, to the extent applicable, be governed by such provisions.  If any provision of this Indenture modifies any TIA provision that may be so modified, such TIA provision shall be deemed to apply to this Indenture as so modified.  If any provision of this Indenture excludes any TIA provision that may be so excluded, such TIA provision shall be excluded from this Indenture.

The provisions of TIA Sections 310 through 317 that impose duties on any Person (including the provisions automatically deemed included unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

SECTION 12.02.   Notices.

Any notice or communication shall be sufficiently given if in writing (including electronic transmission in PDF format) and delivered in person, by facsimile, by overnight courier, or mailed by first-class mail addressed as follows:

if to the Company:

PSS World Medical, Inc.
4345 Southpoint Boulevard
Jacksonville, Florida 32216

Attention:  Vice President – Treasurer

Facsimile:                      (904) 332-3214

with a copy to:

Alston & Bird LLP
1201 West Peachtree Street
Atlanta, Georgia 30309

Attention:  Richard Grice

Facsimile:                      (404) 253-8269

if to the Trustee:

U.S. Bank National Association
225 Water Street, Suite 700
Jacksonville, FL 32202

Attention:  Corporate Trust Services

Facsimile:                      (904) 358-5374

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) shall be deemed to have been duly given:  at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when telephonic acknowledgment of receipt is obtained, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight courier promising next Business Day delivery.

Any notice or communication to a Holder shall be mailed, by first class mail, postage prepaid, or by overnight air courier promising next Business Day delivery, including any notice delivered in connection with TIA Sections 310(b), 313(c), 314(a) and 315(b), to him at his address as set forth on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.  To the extent required by the TIA, any notice or communication shall also be mailed to any Person described in TIA Section 313(c).

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.  If a notice or communication is given in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 12.03.   Communications by Holders with Other Holders.

Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities.  The Company, the Trustee, the Registrar and any other person shall have the protection of TIA Section 312(c).

SECTION 12.04.   Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee at the request of the Trustee:

(1)      an Officers’ Certificate in form and substance satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with;

(2)      an Opinion of Counsel in form and substance satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with; and

(3)      where applicable, a certificate or opinion by an independent certified public accountant satisfactory to the Trustee that complies with TIA Section 314(c).

SECTION 12.05.   Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(1)      a statement that the person making such certificate or opinion has read such covenant or condition;

(2)      a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)      a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials.

SECTION 12.06.   Rules by Trustee, Paying Agent, Registrar.

The Trustee may make reasonable rules for action by or at a meeting of Holders.  The Paying Agent or Registrar may make reasonable rules for its functions.

SECTION 12.07.   Governing Law.

The laws of the State of New York shall govern this Indenture, the Securities and the Guarantee without regard to principles of conflicts of law.

SECTION 12.08.   No Recourse Against Others.

No director, officer, employee, incorporator or stockholder of the Company or any of its Subsidiaries, as such, shall have any liability for any obligations of the Company or any Guarantor under the Securities, this Indenture, the Subsidiary Guarantees or any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder by accepting a Security waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Securities.

SECTION 12.09.   Successors.

All agreements of the Company in this Indenture and the Securities shall bind its successor.  All agreements of each Guarantor in this Indenture and the Guarantee of such Guarantor shall bind its successor.  All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 12.10.   Counterpart Originals.

The parties may sign any number of copies of this Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.  The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes.  Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

SECTION 12.11.   Severability.

In case any provision in this Indenture, in the Securities or in the Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and a Holder shall have no claim therefor against any party hereto.

No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 12.12.   Legal Holidays.

If a payment date is not a Business Day at a place of payment, payment may be made at that place on the next succeeding Business Day, and no interest shall accrue for the intervening period.

SECTION 12.13.   Waiver of Jury Trial.

EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTION CONTEMPLATED HEREBY.

SECTION 12.14.   Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SECTION 12.15.   No Personal Liability of Directors, Officers, Employees and Stockholders.

No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Securities, this Indenture, the Subsidiary Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of Securities by accepting a Security waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Securities.  The waiver may not be effective to waive liabilities under the federal securities laws.

SECTION 12.16.   U.S.A. Patriot Act.

The parties hereto acknowledge that in accordance with Section 326 of the U.S.A Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the

Trustee.  The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A Patriot Act.

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

PSS WORLD MEDICAL, INC.

By:	/s/	Joshua H. DeRienzis
	Name:	Joshua H. DeRienzis
	Title:	Vice President, General Counsel and Secretary

Indenture Signature Page

DS HOLDINGS, INC.

GULF SOUTH MEDICAL SUPPLY, INC.

LINEAR HOLDINGS, LLC

PHYSICIAN SALES & SERVICE, INC.

PSS HOLDING, INC.

PSS SERVICE, INC.

THERATECH, INC.

THRIFTYMED, INC.

WORLDMED SHARED SERVICES, INC.

PROCLAIM, INC.

CASCADE MEDICAL SUPPLY, INC.

ANCILLARY MANAGEMENT SOLUTIONS, INC.

DSRX, INC.

DISPENSING SOLUTIONS ACQUISITION CORP.

DISPENSING SOLUTIONS, INC.

POC MANAGEMENT GROUP, LLC

STAT RX USA, LLC

Indenture Signature Page

2

LINEAR MEDICAL SOLUTIONS, LLC

CLAIMONE, LLC

BOTTOMLINE MEDICAL SOLUTIONS, LLC

SCRIP PAK, LLC

PHYSICIAN SALES & SERVICE LIMITED PARTNERSHIP,

as Guarantors

Each by its authorized officer or signatory:

PSS WORLD MEDICAL, INC.

By:	/s/	Joshua H. DeRienzis
	Name:	Joshua H. DeRienzis
	Title:	Vice President, General Counsel and Secretary

Indenture Signature Page

3

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

By:	/s/	Terence Rawlins
	Name:	Terence Rawlins
	Title:	Vice President

Indenture Signature Page

EXHIBIT A

FORM OF SECURITY

PSS WORLD MEDICAL, INC.

CUSIP No.	69366A AD2 (Rule 144A)
U7445V AA4 (Regulation S)
69366A AE0 (Unrestricted)
ISIN No.	US69366AAD28 (Rule 144A)
USU7445VAA45 (Regulation S)
US69366AAF75 (Unrestricted)

No.	$

6.375% SENIOR NOTE DUE 2022

PSS WORLD MEDICAL, INC. promises to pay to CEDE & CO. or registered assigns the principal sum of ________ Dollars on March 1, 2022.

Interest Payment Dates:  March 1 and September 1, beginning September 1, 2012.

Record Dates:  February 15 and August 15.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, PSS WORLD MEDICAL, INC. has caused this instrument to be executed by the undersigned duly authorized officer.

PSS WORLD MEDICAL, INC.

By:	/s/
Name
Title

Certificate of Authentication:

This is one of the 6.375% Senior Notes due 2022 referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION

as Trustee

By:	/s/	Date:
Authorized Signatory

(REVERSE OF SECURITY)

PSS WORLD MEDICAL, INC.

6.375% Senior Note due 2022

1.	Interest.

PSS World Medical, Inc., and Florida corporation (the “Company”), promises to pay interest at the rate of 6.375% per annum on the principal amount of this Security semiannually commencing on September 1, 2012, until the principal hereof is paid or made available for payment.  The Company will pay interest semi-annually in arrears on March 1 and September 1 of each year (each, an “Interest Payment Date”).  Interest on the Securities will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including February 24, 2012, through but excluding the date on which interest is paid.  If an Interest Payment Date falls on a day that is not a Business Day, the interest payment to be made on such Interest Payment Date will be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date, and no additional interest will accrue as a result of such delayed payment.  Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.	Method of Payment.

The interest payable on the Securities, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture (as defined below), be paid to the Person in whose name this Security is registered at the close of business on the regular record date, which shall be the February 15 or August 15 (whether or not a Business Day) next preceding such Interest Payment Date.  Any such interest not so punctually paid or duly provided for, and any interest payable on such defaulted interest (to the extent lawful), will forthwith cease to be payable to the Holder on such regular record date and shall be paid to the person in whose name this Security is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the Company, notice of which shall be given to Holders not less than 30 days prior to such special record date.  If a Holder has previously given wire transfer instructions to the Company and the Trustee, all principal, interest, Additional Interest, if any, and premium on that Holder’s Securities will be paid in accordance with those instructions.  All other payments on Securities will be made at the office or agency of the Paying Agent and Registrar in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3.	Paying Agent and Registrar.

Initially, U.S. Bank National Association (the “Trustee”) will act as Paying Agent and Registrar.  The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders of Securities.  The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

Indenture.

This Security is one of a duly authorized issue of Securities of the Company, designated as its 6.375% Senior Notes due 2022 (the “Securities”), issuable under an indenture dated as of February 24, 2012 (the “Indenture”), between the Company and the Trustee.  The terms of the Securities include those stated in the Indenture and those made part of the Indenture by the Trust Indenture Act of 1939 (the “Act”) (15 U.S. Code Sections 77aaa-77bbbb) as in effect on the date of the Indenture.  The Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and the Act for a statement of them.  Each Holder, by accepting a Security, agrees to be bound to all of the terms and provisions of the Indenture, as the same may be amended from time to time.

Capitalized terms contained in this Security to the extent not defined herein shall have the meanings assigned to them in the Indenture.  To the extent any provision of this Security conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

4.	Optional Redemption.

At any time prior to March 1, 2015, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of the Securities (including any additional Securities) at a redemption price of 106.375% of the principal amount, plus accrued and unpaid interest and Additional Interest, if any, to (but not including) the redemption date, with the net cash proceeds of one or more Equity Offerings; provided that:

(a)           at least 65% of the aggregate principal amount of such Securities remains outstanding immediately after the occurrence of such redemption (excluding Securities held by the Company and its Subsidiaries); and

(b)           the redemption occurs within 180 days of the date of the closing of such Equity Offering.

At any time prior to March 1, 2017, the Company may redeem all or a part of the Securities, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount thereof, plus the Applicable Redemption Premium and accrued and unpaid interest and Additional Interest, if any, to (but not including) the redemption date.

(c)           Except as set forth in paragraphs (a) and (b) above, the Securities will not be redeemable at the Company’s option prior to March 1, 2017.  On or after March 1, 2017, the Company may redeem all or a part of the Securities upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Additional Interest, if any, on the Securities redeemed, to (but not including) the applicable redemption date, if redeemed during the twelve month period beginning on March 1 of the years indicated below:

Period	Redemption Price
2017	103.188%
2018	102.125%
2019	101.063%
2020 and thereafter	100.000%

Any notice of any optional redemption under this Indenture may specify that such optional redemption is conditional upon the occurrence of one or more events or circumstances, as determined by the Company in its sole discretion.

The Securities will not have the benefit of any sinking fund.

5.	Offer to Purchase upon Occurrence of a Change of Control.

Within 30 days following a Change of Control, the Company will offer to purchase the Securities at a purchase price equal to 101% of the principal amount thereof plus any accrued and unpaid interest thereon.

6.	Notice of Redemption.

Notice of redemption will be mailed by first class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address.  Notwithstanding the foregoing, a redemption notice may be mailed more than 60 days prior to the redemption date if the notice is issued in connection with a defeasance of the Securities or satisfaction and discharge of the Indenture.  Securities in denominations larger than $2,000 may be redeemed in part.  On and after the redemption date, interest ceases to accrue on those Securities or portion of them called for redemption.

7.	Denominations; Transfer; Exchange.

The Securities are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000.  A Holder may transfer or Exchange Securities in accordance with the Indenture.  The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.  The Registrar need not transfer or exchange any Securities selected for redemption.

8.	Persons Deemed Owners.

The registered Holder of a Security may be treated as the owner of it for all purposes.

9.	Unclaimed Funds.

If funds for the payment of principal or interest remain unclaimed for two years, the Trustee or Paying Agent will repay the funds to the Company at its request.  After such repayment Holders of Securities entitled to such funds must look to the Company for payment unless an abandoned property law designates another person.

Discharge Prior to Redemption or Maturity.

The Indenture will be discharged and canceled except for certain Sections thereof, subject to the terms of the Indenture, upon the payment of all the Securities or upon the irrevocable deposit with the Trustee of funds or Government Securities sufficient for such payment or redemption.

10.	Amendment; Supplement; Waiver.

Subject to certain exceptions listed in Section 10.02 of the Indenture, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the outstanding Securities, and any past default or compliance with any provision may be waived with the consent of the Holders of a majority in principal amount of the outstanding Securities.  Without notice to or the consent of any Holder, the Company, the Guarantors, if any, and the Trustee may amend or supplement the Indenture or the Securities to cure any ambiguity, defect or inconsistency, to make any change that does not adversely affect the rights of any Holder of Securities or to conform the text of the Indenture or this Security to any provision of the section entitled “Description of the Notes” in the offering memorandum dated February 16, 2012 relating to the Securities.

11.	Restrictive Covenants.

The Indenture restricts, among other things, the ability of the Company or any Restricted Subsidiary to permit any Liens to be imposed on their assets, to make certain Restricted Payments and Investments, limits the Indebtedness which the Company or any Restricted Subsidiary may incur and limits the terms on which the Company may engage in certain Asset Sales.  The Company is also obligated under certain circumstances to make an offer to purchase Securities with the net cash proceeds of certain Asset Sales.  The Company must report annually to the Trustee on compliance with the covenants in the Indenture.

12.	Successor Corporation.

Pursuant to the Indenture, the ability of the Company to consolidate with, merge with or into or transfer its assets to another Person is conditioned upon certain requirements, including certain financial requirements applicable to the surviving Person.

13.	Defaults and Remedies.

If an Event of Default shall occur and be continuing, the principal of all of the outstanding Securities, plus all accrued and unpaid interest, if any, to the date the Securities become due and payable, may be declared due and payable in the manner and with the effect provided in the Indenture.

14.	Trustee Dealings with Company.

The Trustee in its individual or any other capacity, may become the owner or pledgee of Securities and make loans to, accept deposits from, and perform services for the

Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

15.	No Recourse Against Others.

No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Securities, this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of Securities by accepting a Security waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Securities.  The waiver may not be effective to waive liabilities under the federal securities laws.

16.	Authentication.

This Security shall not be valid until the Trustee signs the certificate of authentication on the other side of this Security.

17.	Abbreviations.

Customary abbreviations may be used in the name of Holder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

18.	CUSIP Numbers.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

19.	Governing Law.

The laws of the State of New York shall govern the Indenture and this Security and the Guarantee without regard to principles of conflicts of law.

The Company will furnish to any Holder of record of Securities upon written request and without charge a copy of the Indenture.

[FORM OF NOTATION ON SECURITY RELATING TO GUARANTEE]

SENIOR GUARANTEE

The Guarantor(s) (as defined in the Indenture referred to in the Security upon which this notation is endorsed) hereby, jointly and severally, unconditionally guarantee on a senior basis (such guarantee by each Guarantor being referred to herein as the “Guarantee”) the due and punctual payment of the principal of, premium, if any, and interest on the Securities, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal, premium and interest, if any, on the Securities, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee, all in accordance with the terms set forth in Article Eleven of the Indenture.

The Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Securities upon which the Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

This Guarantee shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of law.

This Guarantee is subject to release upon the terms set forth in the Indenture.

[Signature page follows]

DS HOLDINGS, INC.

GULF SOUTH MEDICAL SUPPLY, INC.

LINEAR HOLDINGS, LLC

PHYSICIAN SALES & SERVICE, INC.

PSS HOLDING, INC.

PSS SERVICE, INC.

THERATECH, INC.

THRIFTYMED, INC.

WORLDMED SHARED SERVICES, INC.

PROCLAIM, INC.

CASCADE MEDICAL SUPPLY, INC.

ANCILLARY MANAGEMENT SOLUTIONS, INC.

DSRX, INC.

DISPENSING SOLUTIONS ACQUISITION CORP.

DISPENSING SOLUTIONS, INC.

POC MANAGEMENT GROUP, LLC

STAT RX USA, LLC

A-1

LINEAR MEDICAL SOLUTIONS, LLC

CLAIMONE, LLC

BOTTOMLINE MEDICAL SOLUTIONS, LLC

SCRIP PAK, LLC

PHYSICIAN SALES & SERVICE LIMITED PARTNERSHIP

Each by its authorized officer or signatory:

By:
Name:
Title:

A-2

ASSIGNMENT FORM

If you the Holder want to assign this Security, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Security to:

(Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint _____________________________, agent to transfer this Security on the books of the Company.  The agent may substitute another to act for him.

Dated:	Your signature:
(Sign exactly as name appears on the other side of this Security)

Signature Guarantee:

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

A-3

OPTION OF HOLDER TO ELECT PURCHASE

If you the Holder want to elect to have this Security purchased by the Company, check the box: ❒

If you want to elect to have only part of this Security purchased by the Company, state the amount:  $

Dated:	Your signature:
(Sign exactly as name appears on the other side of this Security)

Signature Guarantee:

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

A-4

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL SECURITY

The following exchanges of a part of this Global Security for an interest in another Global Security or of another Global Security for an interest in this Global Security, have been made:

Date of Exchange	Amount of Decrease in Principal of this Global Security	Amount of Increase in Principal of this Global Security	Principal Amount of this Global Security following such decrease (or increase)	Signature of Authorized Signatory of Trustee or Security Custodian

A-5

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

PSS WORLD MEDICAL, INC.
4345 Southpoint Boulevard
Jacksonville, Florida 32216

Attention:

[Name and Address of Registrar]

Re:  6.375% Senior Notes due 2022

Reference is hereby made to the Indenture, dated as of February 24, 2012 (the “Indenture”), between PSS World Medical, Inc. (the “Company”) and U.S. Bank National Association, as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

___________________ (the “Transferor”) owns and proposes to transfer the Security[ies] or interest in such Security[ies] specified in Annex A hereto, in the principal amount at maturity of $___________ in such Security[ies] or interests (the “Transfer”), to ___________________________ (the “Transferee”), as further specified in Annex A hereto.  In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

❒    1.           Check if Transferee will take delivery of a beneficial interest in the 144A Global Security or a Definitive Security Pursuant to Rule 144A.  The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Security is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Security for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable securities laws of any state of the United States and other jurisdictions.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Security and/or the Definitive Security and in the Indenture and the Securities Act.

❒  2.           Check if Transferee will take delivery of a beneficial interest in a Legended Regulation S Global Security, or a Definitive Security pursuant to Regulation S.  The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act, (iv) the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person  (other than an Initial Purchaser) and (v) if the Transferee will take delivery of a beneficial interest in a Legended Regulation S Global Security, such beneficial interest will be held immediately after the Transfer through Euroclear or Clearstream.  Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Legended Regulation S Global Security and/or the Definitive Security and in the Indenture and the Securities Act.

❒  3.           Check and complete if Transferee will take delivery of a Restricted Definitive Security pursuant to any provision of the Securities Act other than Rule 144, Rule 144A or Regulation S.  The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Securities and Restricted Definitive Securities and pursuant to and in accordance with the Securities Act and any applicable securities laws of any state of the United States and other jurisdictions, and accordingly the Transferor hereby further certifies that (check one):

❒  (a)           such Transfer is being effected to the Company or a subsidiary thereof; or

❒  (b)           such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to Restricted Definitive Securities and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act.  Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred Definitive Security will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Definitive Securities and in the Indenture and the Securities Act.

❒  4.           Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Security or of an Unrestricted Definitive Security.

❒  (a)           Check if Transfer is Pursuant to Rule 144.  (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable securities laws of any state of the United States and other jurisdictions and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Securities, on Restricted Definitive Securities and in the Indenture.

❒  (b)           Check if Transfer is Pursuant to Regulation S.  (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable securities laws of any state of the United States and other jurisdictions and, in the case of a transfer from a Restricted Global Security or a Restricted Definitive Security, the Transferor hereby further certifies that (a) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (b) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (c) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (d) the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person, and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Securities, on Restricted Definitive Securities and in the Indenture.

❒  (c)           Check if Transfer is Pursuant to Other Exemption.  (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable securities laws of any State of the United States and other jurisdictions and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Securities or Restricted Definitive Securities and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

Dated:

[Insert Name of Transferor]

By:
Name:
Title:

ANNEX A TO CERTIFICATE OF TRANSFER

1.           The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

❒	(a)	a beneficial interest in the:
	(i)	144A Global Security (CUSIP __________); or
	(ii)	Regulation S Global Security (CUSIP __________); or
❒	(b)	a Restricted Definitive Security.

2.           After the Transfer the Transferee will hold:

[CHECK ONE]

❒	(a)	a beneficial interest in the:
	(i)	144A Global Security (CUSIP __________); or
	(ii)	Regulation S Global Security (CUSIP __________); or
	(iii)	Unrestricted Global Security (CUSIP __________); or
❒	(b)	a Restricted Definitive Security; or
❒	(c)	an Unrestricted Definitive Security,

in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

PSS WORLD MEDICAL, INC.
4345 Southpoint Boulevard
Jacksonville, FL 32216

Attention:

[Name and Address of Registrar]

Re:  6.375% Senior Notes due 2022

(CUSIP __________)

Reference is hereby made to the Indenture, dated as of February 24, 2012 (the “Indenture”), between PSS World Medical, Inc. (the “Company”) and U.S. Bank National Association, as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

__________________________ (the “Owner”) owns and proposes to exchange the Security[ies] or interest in such Security[ies] specified herein, in the principal amount at maturity of $____________ in such Security[ies] or interests (the “Exchange”).  In connection with the Exchange, the Owner hereby certifies that:

1.           Exchange of Restricted Definitive Securities or Beneficial Interests in a Restricted Global Security for Unrestricted Definitive Securities or Beneficial Interests in an Unrestricted Global Security

❒ (a)            Check if Exchange is from beneficial interest in a Restricted Global Security to beneficial interest in an Unrestricted Global Security.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Security for a beneficial interest in an Unrestricted Global Security in an equal principal amount at maturity, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Securities and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Security is being acquired in compliance with any applicable securities laws of any state of the United States and other jurisdictions.

❒ (b)           Check if Exchange is from beneficial interest in a Restricted Global Security to Unrestricted Definitive Security.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Security for an Unrestricted Definitive Security, the Owner hereby certifies (i) the Definitive Security is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Securities and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Security is being acquired in compliance with any applicable securities laws of any state of the United States and other jurisdictions.

❒ (c)           Check if Exchange is from Restricted Definitive Security to beneficial interest in an Unrestricted Global Security.  In connection with the Owner’s Exchange of a Restricted Definitive Security for a beneficial interest in an Unrestricted Global Security, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Securities and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable securities laws of any state of the United States and other jurisdictions.

❒ (d)           Check if Exchange is from Restricted Definitive Security to Unrestricted Definitive Security.  In connection with the Owner’s Exchange of a Restricted Definitive Security for an Unrestricted Definitive Security, the Owner hereby certifies (i) the Unrestricted Definitive Security is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Securities and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Security is being acquired in compliance with any applicable securities laws of any state of the United States and other jurisdictions.

2.           Exchange of Restricted Definitive Securities or Beneficial Interests in Restricted Global Securities for Restricted Definitive Securities or Beneficial Interests in Restricted Global Securities

❒ (a)           Check if Exchange is from beneficial interest in a Restricted Global Security to Restricted Definitive Security.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Security for a Restricted Definitive Security with an equal principal amount at maturity, the Owner hereby certifies that the Restricted Definitive Security is being acquired for the Owner’s own account without transfer.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Security issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Security and in the Indenture and the Securities Act.

❒ (b)           Check if Exchange is from Restricted Definitive Security to beneficial interest in a Restricted Global Security.  In connection with the Exchange of the Owner’s Restricted Definitive Security for a beneficial interest in the [CHECK ONE]:

❒ 144A Global Security;

❒ Regulation S Global Security;

with an equal principal amount at maturity, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Securities and pursuant to and in accordance with the Securities Act, and in compliance with any applicable securities laws of any state of the United States and other jurisdictions.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Security and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

Dated:

[Insert Name of Transferor]

By:
Name:
Title:

EXHIBIT D

FORM OF CERTIFICATE FROM

ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

In connection with our proposed purchase of $____________ aggregate principal amount of:

(a)   ❒    beneficial interest in a Global Security, or

(b)   ❒    a Definitive Security,

we confirm that:

1. We understand that any subsequent transfer of the Securities or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Securities or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).

2. We understand that the offer and sale of the Securities have not been registered under the Securities Act, and that the Securities and any interest therein may not be offered or sold except as permitted in the following sentence.  We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Securities or any interest therein, we shall do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144 under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing the Definitive Security or beneficial interest in a Global Security from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

3. We understand that, on any proposed resale of the Securities or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions.  We further understand that the Securities purchased by us will bear a legend to the foregoing effect.

4. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of

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our investment in the Securities, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

5. We are acquiring the Securities or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

The Trustee and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

Dated:

[Insert Name of Accredited Investor]

By:
Name:
Title:

D-2

EXHIBIT E

INCUMBENCY CERTIFICATE

The undersigned, ____________, being the ____________ of ____________ (the “Company”) does hereby certify that the individuals listed below are qualified and acting officers of the Company as set forth in the right column opposite their respective names and the signatures appearing in the extreme right column opposite the name of each officer is a true specimen of the genuine signature of such officer and such individuals have the authority to execute documents to be delivered to, or upon the request of, ____________, as Trustee (the “Trustee”) under the Indenture dated as of ____________, 20__, by and between the Company and the Trustee.

Name	Title	Signature

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Certificate as of the __ day of ____________, 20__.

________________________
Name:
Title:

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